                                                                       EXHIBIT 1

                           STOCK PURCHASE AGREEMENT


                                     DATED


                            AS OF SEPTEMBER 6, 2001

                                 BY AND AMONG

                               AZZ INCORPORATED,

                             ARBOR-CROWLEY, INC.,

                           CENTRAL ELECTRIC COMPANY,

                              JOHN C. LIPPINCOTT,

                    CYNTHIA J. LIPPINCOTT REVOCABLE TRUST,

                   OLIN GARWOOD LIPPINCOTT REVOCABLE TRUST,

                                DIANE L. REICH,

                                      AND

                               NORENE L. BENNETT

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I       PURCHASE AND SALE OF STOCK...................................................................     1
         1.1  Agreement to Purchase and Sell.................................................................     1
         1.2  Closing Consideration; Adjustment; Allocation of Consideration.................................     1
                  1.2.1  Closing Consideration...............................................................     1
                  1.2.2  Adjustment..........................................................................     2
                  1.2.3  Allocation of Consideration.........................................................     4
                  1.2.4  Covenants of Sellers................................................................     4
         1.3  Issuance of AZZ Shares and Securities Law Restrictions.........................................     4
                  1.3.1 Private Placement and Investment Matters.............................................     4
                  1.3.2  Legend..............................................................................     5
                  1.3.3  Demand Registration.................................................................     6
                  1.3.4  Certain Delay Rights................................................................     6
         1.4  Closing........................................................................................     9
ARTICLE II      REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY.....................................     9
         2.1  Existence; Good Standing; Corporate Authority; Compliance With Law.............................     9
         2.2  Authorization; Validity and Effect of Agreements...............................................    10
         2.3  Affiliated Entities............................................................................    11
         2.4  Capitalization and Ownership...................................................................    11
         2.5  Jurisdictions..................................................................................    11
         2.6  Records........................................................................................    11
         2.7  Officers and Directors; Bank Accounts; Powers of Attorney......................................    11
         2.8  Financial Statements...........................................................................    12
         2.9  Undisclosed Liabilities........................................................................    12
         2.10  Absence of Certain Changes or Events Since the Balance Sheet Date.............................    12
         2.11  Taxes.........................................................................................    13
         2.12  Title to Acquired Shares......................................................................    15
         2.13  Real Property.................................................................................    15
         2.14  Condition of Assets...........................................................................    15
         2.15  Title to Property; Encumbrances...............................................................    16
         2.16  Insurance.....................................................................................    16
         2.17  Business Property Rights......................................................................    16
         2.18  Employee Benefit Plans and Arrangements.......................................................    17
                  2.18.1  Certain Definitions................................................................    17
                  2.18.2  Documents..........................................................................    18
                  2.18.3  Operations.........................................................................    19
                  2.18.4  Welfare Benefits...................................................................    21
                  2.18.5  Termination........................................................................    21
         2.19  Employees.....................................................................................    21
         2.20  Other Contracts...............................................................................    22
         2.21  No Breach or Default..........................................................................    22
         2.22  Litigation....................................................................................    22
         2.23  Accounts Receivable...........................................................................    23
         2.24  Inventory.....................................................................................    23
         2.25  Environmental Matters.........................................................................    24

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
         2.26  Customers and Suppliers.......................................................................    25
         2.27  No Brokers....................................................................................    26
         2.28  Certain Transactions..........................................................................    26
         2.29  Accuracy of Information.......................................................................    26
ARTICLE III     REPRESENTATIONS AND WARRANTIES OF BUYER AND AZZ..............................................    27
         3.1  Existence; Good Standing; Corporate Authority; Compliance with Law.............................    27
         3.2  Authorization; Validity and Effect of Agreements...............................................    27
         3.3  No Brokers.....................................................................................    28
         3.4  Shares.........................................................................................    28
         3.5  Public Information.............................................................................    28
ARTICLE IV      SURVIVAL OF REPRESENTATIONS AND WARRANTIES/INDEMNIFICATION...................................    28
         4.1  Survival of Representations and Warranties.....................................................    28
         4.2  Indemnification by Sellers.....................................................................    28
         4.3  Indemnification by Buyer.......................................................................    30
         4.4  Limitations on Indemnification.................................................................    30
         4.5  Conditions of Indemnification..................................................................    31
         4.6  Insurance Proceeds.............................................................................    32
         4.7   Indemnity Escrow..............................................................................    32
         4.8  Exclusive Remedy...............................................................................    32
         4.9  Claims Against the Company.....................................................................    33
ARTICLE V       OTHER COVENANTS AND AGREEMENTS...............................................................    33
         5.1  Restrictive Covenants/Proprietary Information..................................................    33
                  5.1.1  Proprietary Information.............................................................    33
                           (a)  Certain Definitions..........................................................    33
                           (b)  Protection of Proprietary Information........................................    34
                  5.1.2  Restrictive Covenants...............................................................    34
                           (a)  Customer Restriction.........................................................    34
                           (b)  Non-Raid.....................................................................    35
                           (c)  Noncompetition...............................................................    35
                           (d)  Reformation..................................................................    35
                  5.1.3  Injunctive Relief...................................................................    36
         5.2  Conduct of the Business........................................................................    36
                  5.2.1  Affirmative Covenants...............................................................    36
                  5.2.2  Negative Covenants..................................................................    36
         5.3  Access to Information and Customers............................................................    37
         5.4  Acquisition Proposals..........................................................................    38
         5.5  Public Announcements...........................................................................    38
         5.6  Costs and Expenses.............................................................................    38
         5.7  Notification of Certain Matters................................................................    38
         5.8  Best Efforts...................................................................................    39
         5.9  Execution of Additional Documents..............................................................    39
         5.10  Guaranty of Receivables.......................................................................    39
         5.11 Phantom Stock Plan and Certain Indebtedness....................................................    39
ARTICLE VI      CONDITIONS OF CLOSING........................................................................    40
         6.1  Buyer's Conditions of Closing..................................................................    40

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
         6.2  Sellers' Conditions of Closing.................................................................    42
ARTICLE VII     TERMINATION AND ABANDONMENT..................................................................    43
         7.1  Reasons for Termination........................................................................    43
         7.2  Procedure Upon and Effect of Termination.......................................................    44
ARTICLE VIII    Tax Matters..................................................................................    44
         8.1  Sellers' Indemnity for Taxes...................................................................    44
                  8.1.1  Taxes Covered by Indemnity..........................................................    44
                  8.1.2  Limitation on Indemnity; Refunds....................................................    45
         8.2  Apportionment of Taxes.........................................................................    45
         8.3  Preparation of Tax Returns.....................................................................    46
         8.4  Transfer and Conveyance Taxes..................................................................    47
         8.5  Contests.......................................................................................    47
         8.6  Time of Payment................................................................................    47
         8.7  Termination of Sellers' Indemnity Obligations for Taxes........................................    48
         8.8  Tax Elections..................................................................................    48
         8.9  Tax Sharing Agreements.........................................................................    48
         8.10  Resolution of Disagreements...................................................................    48
         8.11  Exclusive Remedy..............................................................................    48
ARTICLE IV      MISCELLANEOUS................................................................................    49
         9.1  Notices........................................................................................    49
         9.2  Binding Effect; Benefits.......................................................................    51
         9.3  Entire Agreement...............................................................................    51
         9.4  Governing Law..................................................................................    51
         9.5  Counterparts...................................................................................    51
         9.6  Headings.......................................................................................    52
         9.7  Waivers........................................................................................    52
         9.8  Incorporation of Exhibits and Schedules........................................................    52
         9.9  Severability...................................................................................    52
         9.10  Assignability.................................................................................    52
         9.11  Drafting......................................................................................    53
         9.12  References....................................................................................    53
         9.13  Calendar Days, Weeks and Months...............................................................    53
         9.14  Gender; Plural and Singular...................................................................    53
         9.15  Cumulative Rights.............................................................................    53
         9.16  No Implied Covenants..........................................................................    53
         9.17  Attorneys' Fees...............................................................................    53
         9.18  Indirect Action...............................................................................    53
         9.19  Schedules and Exhibits........................................................................    54
         9.20  Tax Treatment.................................................................................    54

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     This Stock Purchase Agreement (together with all Exhibits and Schedules hereto, the "Agreement") is entered into as of the 6th day of September, 2001 by
             ---------
and among AZZ incorporated, a Texas corporation ("AZZ"), Arbor-Crowley, Inc., a
                                                  ---
Delaware corporation ("Buyer"), Central Electric Company, a Missouri corporation
                       -----
(the "Company"), and John C. Lippincott ("JL"), the Cynthia J. Lippincott
      -------                             --
Revocable Trust ("CL"), the Olin Garwood Lippincott Revocable Trust ("GL"),
                  --
Diane L. Reich ("DR") and Norene L. Bennett ("NB"). JL, CL, GL, DR and NB are
                 --                           --
hereinafter referred to each individually as a "Seller" and collectively as the
                                                ------
"Sellers". AZZ, Buyer, Sellers and the Company are hereinafter referred to each
 -------
individually as a "Party" and collectively as the "Parties."
                   -----                           -------

     WHEREAS, Buyer is a wholly-owned subsidiary of AZZ;

     WHEREAS, Sellers own all of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of the Company for the consideration and upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, in order to induce AZZ and Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company has agreed to certain provisions of this Agreement, as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the provisions and the respective covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF STOCK

          1.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions set forth herein and upon the representations and warranties made herein by each of the Parties to the other, at the Closing (as such term is hereinafter defined), Sellers shall sell, grant, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, all of the issued and outstanding shares of capital stock of the Company (collectively the "Acquired Shares"). The exact number of Acquired
                                ---------------
     Shares to be sold by Sellers hereunder is 1,015 shares of Company's common stock, par value $5.00 per share.

          1.2  Closing Consideration; Adjustment; Allocation of Consideration.

               1.2.1 Closing Consideration. The total consideration for the
                     ---------------------
          Acquired Shares (the "Purchase Price") and for certain covenants of
                                --------------
          the Sellers set forth below shall be Eighteen Million Dollars ($18,000,000.00), subject to adjustment as set forth in this Section 1.2.1 and Section 1.2.2 below. The Purchase Price shall be paid by Seller as follows:

                         (a) At the Closing, Buyer shall pay to Sellers the sum of $14,900,000.00 (after adjustment as provided below, the "Closing Payment"), by wire transfer to an account or accounts
                ---------------
               designated by Sellers by written notice to Buyer given at least two (2) business days prior to the Closing Date.

                         (b) At the Closing, Buyer also shall deposit One Million Dollars ($1,000,000.00) (such amount, the "Deposit") with
                                                                  -------
               The Chase Manhattan Bank, as escrow agent (the "Escrow Agent"),
                                                               ------------
               consisting of a Five Hundred Thousand Dollar ($500,000.00) fund (the "Adjustment Escrow") and a second Five Hundred Thousand
                     -----------------
               Dollar ($500,000.00) fund (the "Indemnity Escrow"), to be held
                                               ----------------
               and disposed of pursuant to the terms of this Agreement and an Escrow Agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement"). The Escrow Agreement shall be
               ---------       ----------------
               executed and delivered by Buyer and Sellers to the Escrow Agent at the Closing. Notwithstanding anything contained herein to the contrary, as between Sellers and Buyer, the fees, costs and expenses of the Escrow Agent under the Escrow Agreement shall be borne by Sellers and by Buyer as set forth in the Escrow Agreement.

                         (c) At the Closing, AZZ shall issue and deliver, or cause Buyer to deliver, to Sellers a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of AZZ (rounded upward to the nearest whole number of shares) (the "AZZ Shares") equal to the
                                                     ----------
               quotient obtained by dividing $1,800,000.00 by the average closing price of the Common Stock as reported for New York Stock Exchange Composite Transactions for the thirty trading days ending on the date on which Buyer makes a public announcement concerning the transaction contemplated by this Agreement (the "Average Price"). Notwithstanding the foregoing, Sellers shall
                -------------
               receive $1,800,000.00 in cash in lieu of the common stock of AZZ if the Average Price is less than $18.50 per share or is more than $28.00 per share (after appropriately adjusting for any stock splits, reverse stock splits, stock dividends and similar transactions, if any, occurring between the date of this Agreement and the Closing Date).

               1.2.2  Adjustment.
                      ----------

                         (a) No later than January 31, 2002, Sellers shall deliver to Buyer, at Sellers' expense, consolidated financial statements of the Company as of, and for the short period ending on, the Closing Date, which shall have been prepared on a consolidated basis in accordance with generally accepted accounting principles applied consistently with those used in preparing the Financial Statements and audited by Williams-Keepers, LLC (the "Audited Financial Statements"). Following the
                                  ----------------------------
               Closing Date, the Buyer shall permit the Sellers and such independent accounting firm to have access to the books and records of the Company and its Subsidiaries in order to enable the preparation of such Audited Financial Statements, it being understood that Buyer's independent accounting firm Ernst & Young LLP shall have the opportunity to observe and review the audit procedures of Williams-Keepers, LLC. Promptly upon Buyer's request, Sellers shall make available to Buyer copies of the work papers and back-up materials used by Williams-Keepers, LLC in preparing the Audited Financial Statements, and such other documents as Buyer may reasonably request in connection with its review of the Audited Financial Statements.

                         (b) Within 30 days after Buyer's receipt of the Audited Financial Statements, Buyer shall review the Audited Financial Statements and notify Sellers in writing whether or not Buyer accepts the Audited Financial Statements. If Buyer accepts the Audited Financial Statements, the Audited Financial Statements shall become final and binding on all parties in interest.

                         (c) If Buyer in good faith objects to any item set forth on the Audited Financial Statements, Buyer shall give written notice thereof to O. Garwood Lippincott, as representative of the Sellers (in such capacity, the "Sellers'
                                                                     --------
               Representative") within 30 days after receipt of the Audited
               --------------
               Financial Statements, specifying in reasonable detail the nature and extent of such disagreement and Buyer and Sellers' Representative shall have a period of 30 days from Sellers' Representative's receipt of such notice in which to resolve such disagreement. If such notice of objection is not given to Sellers' Representative within 30 days after receipt of the Audited Financial Statements, it shall be deemed that Buyer has accepted the Audited Financial Statements with respect to all items set forth therein, and the Audited Financial Statements shall become final and binding on all parties in interest. Any disputed items which cannot be agreed to by the parties within 30 days from Sellers' Representative's receipt of Buyer's notice of objection to any of the items set forth in the Audited Financial Statements shall be submitted for resolution to the St. Louis, Missouri office of KPMG, LLC. If for any reason KPMG, LLC is unable to act in such capacity, such determination will be made by any other nationally recognized accounting firm (excluding the previously mentioned accounting firms) selected by the St. Louis, Missouri office of KPMG, LLC. The engagement of and the determination by KPMG, LLC (or other accounting firm designated by KPMG, LLC, as applicable) shall be completed within 60 days after such assignment is given to such firm and shall be final and binding and shall be nonappealable by Sellers and Buyer. The fees and expenses payable to such firm in connection with such determination will be borne 50% by Sellers and 50% by Buyer.

                         (d) Once the Audited Financial Statements become final and binding in accordance with Section 1.2.2(b) or 1.2.2(c), as the case may be, the Buyer and Sellers' Representative shall jointly calculate the Net Assets of the Company as of the Closing Date from the Audited Financial Statements. As used herein, "Net
                                                                            ---
               Assets" shall mean (x) the aggregate book value of the assets of
               ------
               the Company, minus (y) the aggregate book value of the
                            -----
               liabilities of the Company, each as reflected in the Audited Financial Statements. If the

               Net Assets reflected in the Audited Financial Statements exceed $4,635,309.00, then Sellers shall be entitled to receive the entire balance of the Adjustment Escrow, and Buyer shall pay an additional amount equal to such excess to Sellers in cash by means of federal funds wire or interbank transfer of immediately available funds). If the Net Assets are less than $4,635,309.00, then Buyer shall be entitled to receive from the Adjustment Escrow an amount equal to such deficiency (and if the Adjustment Escrow is insufficient to satisfy such amount, then Sellers shall pay the shortfall to Buyer in cash by means of federal funds wire or interbank transfer of immediately available funds); and the balance of the Adjustment Escrow, if any, shall be distributed to Sellers ratably in accordance with their ownership of the Acquired Shares. All distributions and payments required by this
               Section 1.2.2(d) shall be made within three (3) business days after the Audited Financial Statements becomes final and binding in accordance with Section 1.2.2(b) or 1.2.2(c), as the case may be. Earnings on the principal of Adjustment Escrow shall be paid to the Party (or Parties) receiving the distribution of principal, on a pro rata basis if more than one Party is entitled to receive a portion of the Adjustment Escrow. Buyer and Sellers shall promptly execute and deliver a joint instruction letter to the Escrow Agent, notifying it of the distribution to be made in accordance with this Section 1.2.2(d).

                    1.2.3 Allocation of Consideration. The Closing Payment, the
                          ---------------------------
     AZZ Shares and the other consideration for the Acquired Shares shall be allocated and paid to each of the Sellers in accordance with Schedule 1.2
                                                                  ------------
     attached hereto.

                    1.2.4 Covenants of Sellers. As consideration for the
                          --------------------
     covenants contained in Section 5.1.2(c), Buyer shall pay to Sellers an aggregate amount equal to $300,000.00 (the "Noncompetition Consideration").
                                                 ----------------------------
     The Noncompetition Consideration shall be (i) payable to Sellers in five equal annual installments of $60,000.00, commencing on the first anniversary of the Closing Date and ending on the fifth anniversary of the Closing Date, and (ii) allocated among Sellers in accordance with Schedule
                                                                       --------
     1.2 attached hereto.
     ---

     1.3 Issuance of AZZ Shares and Securities Law Restrictions. Sellers hereby, jointly and severally, represent and warrant to, and covenant and agree with, Buyer as follows:

          1.3.1 Private Placement and Investment Matters.

          (a) Each Seller understands that the AZZ Shares are being issued to such Seller in reliance on an exemption from the registration requirements of the Securities Act for an offer and sale of securities that does not involve a public offering and have not been registered under the Securities Act or with any securities regulatory authority of any state of the United States or other jurisdiction and, therefore, such AZZ Shares (and all securities issued in exchange therefor or in substitution thereof) cannot be resold in the absence of such registration except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Each Seller acknowledges and agrees that AZZ is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sellers set forth in this Section
1.3.1. in order to determine the applicability of such exemptions and the suitability of the Sellers to acquire the AZZ Shares. Each Seller agrees that he, she or it shall not transfer any of the AZZ Shares except in a transaction registered under the Securities Act or unless such Seller shall have delivered to AZZ an opinion of United States counsel, which counsel and opinion shall be reasonably satisfactory to AZZ or other evidence reasonably satisfactory to AZZ, that such transfer is being effected in accordance with an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          (b) Each Seller has, or has been given, access to or has been furnished all information regarding AZZ that the Seller desires to receive or review in order to evaluate the merits and risks of investing in the AZZ Shares, and each Seller has had a reasonable opportunity to ask questions of and receive answers from AZZ concerning AZZ, and to obtain any additional information reasonably necessary to verify the accuracy of the information furnished to the Sellers concerning AZZ and all such questions, if any, have been answered to the full satisfaction of the Sellers.

          (c) Each Seller acknowledges that no representations or warranties have been made with respect to the AZZ Shares to such Seller by AZZ or any agent, employee or affiliate of AZZ (other than those contained in this Agreement).

          (d) Each Seller is either an accredited investor within the meaning of Regulation D of the Securities Act or, immediately prior to receipt of any information regarding AZZ, had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in AZZ.

          (e) Each Seller will acquire the AZZ Shares for his, her or its own account and not with a view to any distribution (within the meaning of the Securities Act) thereof or with any present intention of offering or selling any of the AZZ Shares in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

          (f) Each Seller agrees not to engage in any hedging transactions with regard to the AZZ Shares unless in compliance with the Securities Act.

          (g) Each Seller acknowledges and agrees that any resale or other transfer, or attempted resale or other transfer, which AZZ determines in good faith was made other than in compliance with the restrictions stated herein shall not be recognized by AZZ in respect of the AZZ Shares, and that AZZ may deliver a corresponding stop-transfer order to AZZ's transfer agent to that effect.

          1.3.2 Legend. Sellers understand that a restrictive legend will be placed on the certificates therefor in substantially the following form:

       THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),

       OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. BY THE ACQUISITION HEREOF, THE HOLDER AGREES THAT SUCH HOLDER WILL GIVE EACH PERSON TO WHOM THE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN THE CASE OF ANY TRANSFER OR OTHER DISPOSITION MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, THE HOLDER HEREOF SHALL BE REQUIRED TO PROVIDE TO THE COMPANY, PRIOR TO SUCH TRANSFER, AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

          1.3.3 Demand Registration. Within 30 days after a written demand for registration delivered by Sellers, AZZ shall, on only one occasion, file with the SEC and use its reasonable commercial efforts to have declared effective as promptly as practicable a registration statement (the "Shelf Registration
                                                       ------------------
Statement") on Form S-3 that shall register the AZZ Shares for resale by the
---------
Sellers from time to time on the New York Stock Exchange at prices in effect at the time of sale. AZZ shall be obligated to keep such Shelf Registration Statement effective until the earliest of (i) such time as each Seller could sell all AZZ Shares owned by him, her or it in a single transaction under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")
                                                       --------------
(provided, that a written opinion of counsel for AZZ to the effect set forth in this clause (i) shall constitute conclusive evidence of the satisfaction of such condition), and (ii) such time as all AZZ Shares have been sold or disposed of thereunder or sold, transferred or otherwise disposed of to a Person (as defined in the Securities Act) that is not a Seller or an heir or personal representative of a deceased Seller.

          1.3.4 Certain Delay Rights. If at any time while the Shelf Registration Statement is effective AZZ provides a certificate of the chief financial officer or chief executive officer of AZZ to the Sellers' Representative to the effect that in AZZ's good faith and reasonable judgment the sale of AZZ Shares covered by the Shelf Registration Statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the Securities Act for the account of AZZ is then intended or the public disclosure of which at the time would be materially prejudicial to AZZ (a "Disadvantageous Condition") for sales of AZZ Shares by Sellers
        -------------------------
thereunder to then be permitted, and setting forth the general reasons for such determination, AZZ may refrain from maintaining current the prospectus contained in the Shelf Registration Statement until such Disadvantageous Condition no longer exists (notice of which AZZ shall promptly deliver to the Sellers' Representative; provided that AZZ may exercise this right for no more than 120 days in any twelve-month period). With respect to each Seller, upon the receipt by the Sellers' Representative of any such notice of a Disadvantageous Condition such Seller shall (i) forthwith discontinue use of the prospectus and any prospectus supplement under such Shelf Registration Statement and shall suspend sales of AZZ Shares until such time as AZZ has caused the prospectus to be made current and (ii) as applicable, if so directed by AZZ by notice to the Sellers' Representative as aforesaid, such Seller will deliver to AZZ all copies, other than permanent file copies then in such Seller's possession, of the prospectus and prospectus supplements then covering such Shares at the time of receipt of such notice.

          1.3.5 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions and fees and expenses of counsel to the Sellers incurred in connection with registrations, filings or qualifications pursuant to Section 1.3.3, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for AZZ shall be borne by AZZ; provided, however, that AZZ shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3.3 if the registration request is subsequently withdrawn at the request of the Sellers (in which case all Sellers shall bear such expenses), unless the Sellers agree to forfeit their right to one demand registration pursuant to Section 1.3.3.

          1.3.6 Company Registration.

               (a) If, prior to the first anniversary of the Closing Date, AZZ proposes to register any of its equity securities either for its own account or for the account of a security holder or holders, other than a registration relating solely to a Securities Exchange Commission ("SEC") Rule 145 Transaction (including any Form S-4 acquisition shelf registration statement), or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the AZZ Shares, AZZ will:

                    (i) promptly give to each Seller a written notice thereof, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, a list of the jurisdictions in which AZZ intends to attempt to qualify such securities under applicable blue sky or other state securities laws, and whether or not such registration will be in connection with an underwritten offering of its securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting) if such disclosure is acceptable to the managing underwriter, if any; and

                    (ii) include in such registration (and any related qualification under blue sky laws), and in any underwriting involved therein, all the AZZ Shares if a written request or requests is made by any Seller delivered to AZZ within 15 days after receipt of the written notice from AZZ described in clause (i) above, except as set forth in Section 1.3.6(b) below. Such written request shall specify the intended method of disposition of the AZZ Shares.

               (b) If the registration so proposed by AZZ involves an underwritten offering of securities by AZZ, and the managing underwriter of such underwritten offering shall advise AZZ that, in its judgment, the number of AZZ Shares and any other securities held by other shareholders of AZZ proposed to be included in such offering should be limited (i) due to market conditions or (ii) because the inclusion of such AZZ Shares and other securities held by other shareholders of AZZ could adversely impact the purchase price obtained for the securities proposed to be included in such offering by AZZ, then AZZ shall promptly advise each such Seller and the managing underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the securities which would otherwise be underwritten pursuant hereto and the distribution of such securities as are so excluded shall be deferred until the completion of the distribution of securities by the underwriters.

          1.3.7 Expenses of AZZ Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of AZZ Shares with respect to the registrations pursuant to Section 1.3.6, including (without limitation) all registration, filing and qualification fees and printers' and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to the AZZ Shares and fees and expenses of counsel for the Sellers.

          1.3.8 Indemnification.

               (a) To the extent permitted by law, AZZ will indemnify and hold harmless each Seller, any underwriter (as defined in the Securities Act) for such Seller and each person, if any, who controls such Seller or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue
                                              ---------
     statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by AZZ of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and AZZ will pay to each such Seller, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.3.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of AZZ (which consent shall not be unreasonably withheld), nor shall AZZ be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Seller, underwriter or controlling person.

               (b) To the extent permitted by law, each Seller, severally but not jointly, will indemnify and hold harmless AZZ, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls AZZ within the meaning of the Securities Act, any underwriter, any other Seller selling securities in such registration statement and any controlling person of any such underwriter or other Seller, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Seller expressly for use in connection with such registration; and each such Seller will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.3.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
     Section 1.3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld

          1.4 Closing. The closing of the purchase and sale of the Acquired Shares provided herein (the "Closing") shall occur (i) at the office of
                                  -------
     Kelly, Hart & Hallman P.C. at 10:00 a.m., on the first business day immediately following the day on or by which the last to be fulfilled or waived of the conditions set forth in Article VI hereof shall be fulfilled or waived in accordance herewith (but not earlier than October 17, 2001), or (ii) at such other time as Sellers' Representative and Buyer may mutually agree (such date and time of Closing being herein collectively referred to as the "Closing Date"). Unless otherwise agreed by Buyer and
                         ------------
     the Sellers' Representative, the Closing shall be deemed to have occurred effective as of the close of business on the Closing Date.

                                  ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

     Sellers and the Company hereby, jointly and severally, represent and warrant to Buyer as follows:

          2.1 Existence; Good Standing; Corporate Authority; Compliance With Law. The Company and each Subsidiary (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business as it is presently conducted makes such qualification necessary, except where the failure to be so licensed or qualified has not had and will not have a material adverse effect on the Company and its Subsidiaries or its assets, operations or financial position (a "Material Adverse Effect"); (iii) has
                                          -----------------------
     all requisite corporate power and authority to own its properties and carry on its business as now conducted; (iv) is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Company or any Subsidiary is a party or is subject;
     (v) is not in violation in any material respect of any laws, ordinances, governmental rules or regulations to which it is subject; and (vi) to the knowledge of Sellers, has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

          2.2 Authorization; Validity and Effect of Agreements.

               2.2.1 The execution, delivery and performance of this Agreement and all agreements and documents contemplated hereby by the Company and Sellers, and the consummation by the Company and Sellers of the transactions contemplated hereby, have been duly authorized by all requisite corporate, partnership, trust or other action.

               2.2.2 This Agreement constitutes and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of the Company and Sellers enforceable against each of them in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshalling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

               2.2.3 The execution, delivery and performance of this Agreement by the Company and by Sellers does not, and the consummation by the Company and by Sellers of the transactions contemplated hereby will not, except as set forth in Schedule 2.2 attached hereto, (i) require
                                      ------------
          the consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party; (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Encumbrances (as such term is hereinafter defined in Section 2.12 hereof) on all or any part of the property of the Company and its Subsidiaries pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which any Seller, any Subsidiary or the Company is a party or by which any of them is bound; or (iii) violate or conflict with any provision of the bylaws or articles of incorporation of the Company as amended to the date hereof.

          2.3  Affiliated Entities. Except as set forth in Schedule 2.3 hereto,
                                                           ------------
     neither Sellers nor the Company owns, directly or indirectly, a majority or controlling interest in any corporation, business trust, joint stock company, partnership or other business organization or association relating to the business operations of the Company. With respect to each corporation that is an issuer of any shares of capital stock owned beneficially or of record by the Company (each a "Subsidiary" and collectively the
                                    ----------
     "Subsidiaries"), Schedule 2.3 sets forth a true and complete list of (i)
      ------------    ------------
     its name and jurisdiction of incorporation, (ii) each jurisdiction in which it is duly qualified or licensed to do business as a foreign corporation,
     (iii) its authorized capital stock, (iv) the number of shares of each class thereof outstanding, and (v) the number of shares of each such class and percentage of outstanding voting stock owned by the Company or any of its Subsidiaries. Except as set forth in Schedule 2.3, no capital stock or
                                          ------------
     other security (including any debt security) of any Subsidiary is held by any person other than the Company or a Subsidiary. No part of the Company's and its Subsidiaries' business is conducted through any entity other than the Company and the Subsidiaries.

          2.4 Capitalization and Ownership. The authorized capital stock of the Company consists solely of ten thousand (10,000) shares of common stock, par value $5.00 per share, of which 1,015 and no more are presently issued and outstanding. Sellers own of record and beneficially all such presently issued and outstanding shares of the Company. Schedule 2.4 attached hereto
                                                   ------------
     sets forth the number of shares of the Company held by each Seller. There are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require the Company and its Subsidiaries to sell or issue, or to require any Seller to sell or otherwise transfer, any capital stock or other securities of the Company.

          2.5  Jurisdictions. Schedule 2.5 attached hereto contains a list of
                              ------------
     all jurisdictions in which the Company is presently licensed or qualified to do business. Except for past violations which have been remedied or settled, the Company and its Subsidiaries have complied in all material respects with all applicable laws of each such jurisdiction and all applicable rules and regulations of each regulatory agency therein.
     Schedule 2.4 attached hereto sets forth each such past violation occurring
     ------------
     since December 31, 1994. Neither the Company nor any Subsidiary (i) has been denied admission to conduct any type of business in any jurisdiction in which it is not presently admitted as set forth in such Schedule 2.5;
                                                                ------------
     (ii) has had its license or qualifications to conduct business in any jurisdiction revoked or suspended; and (iii) has been involved in any proceeding to revoke or suspend a license or qualification.

          2.6 Records. Prior to the Closing, the Company and Sellers shall deliver to Buyer true and complete copies of the Company's and the Subsidiaries' articles of incorporation, bylaws, minutes of all meetings of directors and shareholders and certificates reflecting all actions taken by the directors or shareholders without a meeting, and other organizational documents of the Company and its Subsidiaries.

          2.7 Officers and Directors; Bank Accounts; Powers of Attorney. The officers and directors of the Company and its Subsidiaries are as set forth in Schedule 2.7 attached hereto. Schedule 2.7 attached hereto also sets
        ------------                  ------------
     forth (i) the name of each bank, savings institution or other person with which the Company or its Subsidiaries has an account or safe deposit box and the names and identification of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Company or its Subsidiaries and a summary statement of the terms thereof.

               2.8  Financial Statements.

                       2.8.1 Sellers have furnished to Buyer (i) a consolidated
               balance sheet of the Company and its Subsidiaries as of September 30, 2000; (ii) a consolidated statement of operations of the Company and its Subsidiaries as of September 30, 2000; (iii) a consolidated balance sheet of the Company and its Subsidiaries as of April 30, 2001 (the "Balance Sheet Date"); and (iv) a
                                       ------------------
               consolidated statement of operations of the Company and its Subsidiaries for the seven months ended on the Balance Sheet Date; copies of which are attached hereto as Exhibit B. The
                                                            ---------
               consolidated financial statements referred to in (iii) and (iv) above are herein collectively referred to as the "Interim
                                                                 -------
               Financial Statements". The consolidated financial statements
               --------------------
               referred to in (i) through (iv) above are herein collectively referred to as the "Financial Statements".
                                   --------------------

                       2.8.2 The Financial Statements fully and fairly set forth
               the financial condition of the Company and its Subsidiaries as of the dates indicated, and the results of its operations for the periods indicated, in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein, and provided that the Interim Financial Statements lack footnote disclosures and are subject to year end adjustment consistent with past practice.

               2.9 Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Interim Financial Statements, except (i) those arising after the Balance Sheet Date which are in the ordinary course of business, in each case in normal amounts and none of which is material in amount, (ii) as and to the extent specifically described in Schedule 2.9 and the other
                                                  ------------
      Schedules attached hereto, and (iii) contingent obligations which are fully reimbursable through insurance maintained by the Company and its Subsidiaries (net of customary deductibles).

               2.10 Absence of Certain Changes or Events Since the Balance Sheet Date. Since the Balance Sheet Date, neither the Company nor any Subsidiary, except as set forth on Schedule 2.10 attached hereto:
                                         -------------

                       (i) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which is material in amount and except in connection with this Agreement and the transactions contemplated hereby;

                       (ii) discharged or satisfied any Encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

                       (iii) mortgaged, pledged or subjected to any Encumbrance any of its assets or properties (other than mechanic's, materialman's and similar statutory liens arising in the ordinary course of business as a matter of law between the date of delivery and payment) and liens for taxes not yet due and payable;

                       (iv) transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

                       (v) cancelled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

                       (vi)    waived or released any rights of material value;

                       (vii) except pursuant to those contracts listed on the Schedules attached hereto, transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

                       (viii) made or granted any wage or salary increase applicable to any group or classification of employees generally (other than normal merit and/or cost of living increases granted in the ordinary course of business consistent with past practice);

                       (ix) entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee, except as listed on the Schedules attached hereto;

                       (x) entered into any transaction, contract or commitment, except (a) contracts listed on the Schedules attached hereto, (b) contracts not required to be listed on the Schedules attached hereto because of the disclosure limitations in Section 2.20, and (c) this Agreement and the transactions contemplated hereby;

                       (xi) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business;

                       (xii) declared any dividends or bonuses, or authorized or affected any amendment or restatement of its articles of incorporation or bylaws or taken any steps looking toward dissolution or liquidation;

                       (xiii) lost any major customer or had any material order cancelled or knows of any threatened cancellation of any material order; or

                       (xiv) had any labor trouble, strike or work stoppage or knows of any threatened labor trouble, strike or work stoppage.

         2.11  Taxes.

          (a) Since December 31, 1995, the Company and each of the Subsidiaries have filed or caused to be filed timely all Tax Returns (including estimated Tax Returns) required to be filed by the Company and the Subsidiaries. All such Tax Returns are complete and accurate in all material respects. All Taxes required to be shown on such Tax Returns or otherwise due or payable and all additional assessments of any Taxes received prior to the date hereof have been paid in full on the due date for payment thereof. Except as disclosed on Schedule 2.11
                                                                 -------------
attached hereto, neither the Company nor any of its Subsidiaries is required to file any income or franchise tax returns in any jurisdiction other than the United States and the State of Missouri. The amounts set up as accruals for Taxes on the financial books of the Company and its Subsidiaries on the Closing Date will be sufficient for the payment of all Taxes of the Company and its Subsidiaries, whether or not disputed, for all periods ended on and prior to the Closing Date. Except as disclosed in Schedule 2.11 attached hereto, since
                                     -------------
December 31, 1995, the United States federal, state and local income tax returns of the Company and each of the Subsidiaries have not been audited by the Internal Revenue Service ("IRS") or other Tax Authority or are closed and, to
                           ---
the best knowledge of Sellers, there are no proceedings or claims relating thereto or any facts that could give rise to the reopening thereof. No deficiency in the payment of Taxes by the Company or any of the Subsidiaries for any period has been asserted or, to the best knowledge of Sellers, threatened against the Company and its Subsidiaries or Sellers by any Tax Authority that remains unsettled as of the date of this Agreement. All Taxes required to be withheld, collected or deposited by the Company or any of the Subsidiaries have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax Authorities. Except as set forth on Schedule 2.11
                                                                  -------------
attached hereto, neither the Company nor any Subsidiary owes any amount pursuant to any written or unwritten Tax sharing agreement or arrangement, nor will the Company or any Subsidiary have any liability after the date hereof in respect of any written or unwritten Tax sharing agreement or arrangement executed or agreed prior to the date hereof. There are no Tax liens on any of the assets of the Company or any of the Subsidiaries, other than liens for current Taxes which are not yet due or payable. Except as set forth in Schedule 2.11 attached hereto,
                                               -------------
since December 31, 1995, neither Sellers nor the Company or its Subsidiaries has made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Tax against the Company and its Subsidiaries. Neither the Company nor any Subsidiary is a party to any agreement or arrangement that would result, either separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code. No consent under Section 341(f) of the Code has been filed with respect to the Company or its Subsidiaries.

          (b) For purposes of this Agreement, the term "Tax" or "Taxes" shall
                                                        ---      -----
mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign Tax Authority, including, but not limited to, income, service, leasing, occupation, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

          (c) For purposes of this Agreement, the term "Tax Return" or "Tax
                                                        ----------      ---
Returns" shall mean any return, report, information return or other document
-------
(including any related or supporting information) filed or required to be filed with any Tax Authority with respect to Taxes.

          (d) For purposes of this Agreement, the term "Tax Authority" or "Tax
                                                        -------------      ---
Authorities" shall mean the IRS and any similar state, local or foreign
-----------
authority having
jurisdiction over Taxes.

               2.12 Title to Acquired Shares. The Acquired Shares are duly authorized, validly issued, fully paid and nonassessable and are owned by Sellers free and clear of all options, mortgages, restrictions (other than restrictions under applicable securities laws), liens, charges, assessments, pledges, security interests, adverse claims, equities, limitations or other encumbrances (collectively, "Encumbrances"). Upon
                                                        ------------
      transfer of the Acquired Shares by Sellers, Buyer will, as a result, receive good title to all of the Acquired Shares, free and clear of all Encumbrances.

               2.13  Real Property.

                       2.13.1 Neither the Company nor any of its Subsidiaries
                  has ever owned any real property.

                       2.13.2 Schedule 2.13B attached hereto identifies the real
                              --------------
               property leased or subleased by the Company and its Subsidiaries (the "Leases"). Neither the Company nor any Subsidiary has
                     ------
               received any written notification that it is in default with respect to any of the Leases nor are there any disputes between any landlord and the Company nor any Subsidiary with respect to the Leases that would affect the right of the Company and/or its Subsidiaries to remain in possession or otherwise affect the current use of the property leased or the rental amount then due. Except as set forth in Schedule 2.13B attached hereto, either the
                                      --------------
               Company or a Subsidiary has performed all material obligations required to be performed by it to date under, and is not in default in respect of, any Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best of Sellers' knowledge, no other party to any Lease is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. Except as set forth on Schedule 2.13B
                                                                 --------------
               attached hereto, the Company and its Subsidiaries will not have any obligations or liabilities arising out of the early termination of any of the Leases.

                       2.13.3 Except as set forth on Schedule 2.13B attached
                                                     --------------
               hereto, true and complete copies of all Leases have been, or prior to Closing will be, made available to Buyer or its representatives.

                       2.13.4 Except as set forth on Schedule 2.13B attached
                                                     --------------
               hereto, the consummation of the transactions contemplated by this Agreement will not affect in any way, or result in the termination of, any of the Leases.

               2.14 Condition of Assets. Schedule 2.14 lists all of the
                                         -------------
      Company's and its Subsidiaries' fixed assets including, but not limited to, all motor vehicles, machinery, equipment, furniture, fixtures, inventory and other tangible personal property owned, leased or used by the Company or its Subsidiaries, having an original cost of $1,000 or more; except as set forth on Schedule 2.14, to the Sellers' knowledge, all
                                   -------------
      of such fixed assets are sufficient and adequate to carry on the Company's business as presently conducted and to the extent in use, are in good operating condition and repair (normal "wear and tear" excepted) and are suitable for the purposes for which they are used.

               2.15  Title to Property; Encumbrances.

                       2.15.1 The Company and its Subsidiaries have good, valid
               and marketable title to all of their properties and assets (including those assets and properties shown on the Interim Financial Statements or thereafter acquired) (except for (i) inventory subsequently sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice, (ii) accounts receivable subsequently collected in the ordinary course of business consistent with past practice and
               (iii) immaterial amounts of inventory, machinery and equipment that have been determined to be obsolete or otherwise not necessary and have been disposed of in the ordinary course of business consistent with past practice), in each case free and clear of all Encumbrances except for any Encumbrance reflected in
               Schedule 2.15 attached hereto.
               -------------

                       2.15.2 All buildings, structures, improvements and
               fixtures owned, leased or used by the Company and its Subsidiaries in the conduct of the Company's and its Subsidiaries businesses conform in all material respects to all applicable codes and rules adopted by national and local associations and boards of insurance underwriters; and all such buildings, structures, improvements and fixtures are in good condition and repair, normal "wear and tear" excepted.

               2.16 Insurance. Schedule 2.16 attached hereto sets forth a
                               -------------
      complete list of all policies of or binders for fire, liability, worker's compensation and other forms of insurance owned or held by the Company and its Subsidiaries. All such policies, or binders thereof, are in full force and effect, all premiums with respect thereto covering all periods up to and including the respective dates set forth in Schedule 2.16 attached
                                                      -------------
      hereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders (i) are sufficient for compliance with all material requirements of law currently applicable to the Company and its Subsidiaries and of all agreements to which the Company or any Subsidiary is a party or by which it is bound; (ii) to Sellers' knowledge are in such amounts and types of coverage as are customarily maintained by businesses of the size and type as the Company's and its Subsidiaries' businesses; (iii) provide insurance coverage adequate for the assets and present operations of the Company and its Subsidiaries; (iv) will remain in full force and effect through the respective dates set forth in Schedule 2.16 attached hereto without the
                                    -------------
      payment of additional premiums; and (v) will not in any way be affected by, or terminate or lapse by reason of, the sale of the Acquired Shares contemplated by this Agreement. Schedule 2.16 attached hereto also
                                      -------------
      identifies all risks which the Company and its Subsidiaries have designated as being self-insured. Neither the Company nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

               2.17  Business Property Rights.

                       2.17.1 Schedule 2.17 attached hereto sets forth (i) all
                              -------------
               patents, and registrations for trademarks, trade names, service marks and copyrights which are unexpired as of the date hereof and which are used in connection with the operation of the Company's and its Subsidiaries' businesses, as well as all applications pending on said date for patents or for trademark, trade name, service mark or copyright registrations, (ii) all licenses granted by or to the Company and its Subsidiaries and all other agreements to which the Company or any Subsidiary is a party and which relate, in whole or in part, to any items of the categories mentioned in (i) above or to other proprietary rights owned or held by the Company or any Subsidiary which are reasonably necessary to, or used in connection with, the businesses of the Company and its Subsidiaries.

                       2.17.2 The property referred to in Section 2.17.1 hereof,
               together with (i) all designs, methods, inventions, know-how, related thereto and (ii) all trademarks, trade names, service marks, and copyrights claimed or used by the Company and its Subsidiaries which have not been registered (collectively "Business Property Rights"), constitute all such proprietary
                ------------------------
               rights owned or held by the Company and its Subsidiaries and which are reasonably necessary to, or used in the conduct of the businesses of the Company and its Subsidiaries.

                       2.17.3 The Company and its Subsidiaries own or have valid
               rights to use all such Business Property Rights without conflict with the rights of others. Except as set forth in Schedule 2.22
                                                                 -------------
               attached hereto, no person or corporation has made or, to the knowledge of Sellers or the Company and its Subsidiaries, threatened to make any claims that the operation of the businesses of the Company and its Subsidiaries is in violation of or infringes any other proprietary or trade rights of any third party. To the knowledge of Sellers and the Company, no third party is in violation of or is infringing upon any Business Property Rights.

               2.18  Employee Benefit Plans and Arrangements.

                       2.18.1  Certain Definitions. As used herein, the
                               -------------------
               following terms shall have the respective meanings indicated:

                                     (a) "Employee" means any employee of the
                                          --------
                       Company and its Subsidiaries.

                                     (b) "ERISA" means the Employee Retirement
                                          -----
                       Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

                                     (c) "Pension Plan" means a pension plan
                                          ------------
                       within the meaning of Section 3(2) of ERISA.

                                     (d) "Plan" means all present and prior
                                          ----
                       (including terminated and transferred) plans, programs, agreements (other than collective bargaining agreements covering one or more Employees), and methods of contribution or compensation, whether written or unwritten (including all amendments to and components of the same, such as a trust with respect to a Plan), providing any remuneration or benefits (other than any current cash compensation) to any current or former Employee and/or any current or former officer or director of the Company and its Subsidiaries, whether or not such plan or plans, programs, agreements and methods of contribution or compensation are subject to ERISA, and whether or not such plan or plans, programs, agreements and methods of contribution or compensation are qualified under the Code. The term "Plan" includes, but is not limited to, pension, retirement, profit sharing, stock bonus, nonqualified deferred compensation, incentives, bonuses, subsidies, complimentary or discounted rooms or food and beverage, stock, stock option, health and welfare, severance pay and vacation plans.

                                     (e) "Welfare Plan" means a welfare plan
                                          ------------
                       within the meaning of Section 3(1) of ERISA.

                       2.18.2  Documents.
                               ---------

                                     (a) Schedule 2.18 attached hereto
                                         -------------
                       identifies all the Plans which relate to or affect the business of the Company and its Subsidiaries. Except as identified on Schedule 2.18 attached hereto, the Company
                                     -------------
                       and its Subsidiaries do not have, and since December 31, 1995 have not participated in, any other Plan, nor do the Company and its Subsidiaries have any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any Plan that would affect any Employee or terminated Employee. Each Plan is now and has always been established in writing to the extent required to be in writing. Except as identified on
                       Schedule 2.18 attached hereto, no oral representation has
                       -------------
                       been made to any Employee or any former Employee regarding the provision of any benefit, including without limitation any benefit upon retirement, other than in accordance with a Plan.

                                     (b) True and complete copies of all current
                       and prior documents, including all amendments thereto, with respect to each Plan identified on Schedule 2.18
                                                               -------------
                       attached hereto have been provided to Buyer and its counsel. These documents include, but are not limited to, the following: Plan documents, trust agreements, insurance contracts, summary annual reports and summary Plan descriptions; filings with, applications to and correspondence with any governmental entity; disputed claims made by or against any Plan; investment manager and investment advisory contracts; evaluations of investment performance; administration contracts; actuarial reports; audit reports; financial statements; legal advice; agreements concerning Plan mergers, spin-offs, reversions or transfers; determination letters and private letter rulings from the Internal Revenue Service; advisory opinion letters from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"); prohibited transaction exemptions; minutes or
                         ----
                       other records of the meetings of any Plan committee; and reports of trustees or custodians and appraisals of assets. The participant and beneficiary records with respect to each Plan are in the custody of the persons identified on Schedule 2.18 attached hereto.
                                     -------------

                       2.18.3  Operations.
                               ----------

                                     (a) Except as set forth in Schedule 2.18,
                                                                -------------
                       all Plans are now, and have always been, established, maintained and operated in substantial compliance with all applicable laws, including but not limited to ERISA and the Code, and the relevant Plan documents. Each Plan which is intended to be qualified within the meaning of Subchapter D of the Code is and has always been so qualified. The Company and its Subsidiaries, and each of its officers, directors, agents and employees, acts and have always acted with respect to each Plan in substantial compliance with the requirements of all applicable laws, including but not limited to ERISA and the Code, and in substantial compliance with the terms and conditions of each Plan as provided in its Plan documents.

                                     (b) All communications with respect to each
                       Plan by the Company and its Subsidiaries, and their officers, directors, agents and authorized employees, reflect and have always reflected accurately the documents and operations of each Plan. The Company and its Subsidiaries, and their officers, directors, agents and employees, have no, and have had no, material liability under any applicable law, including but not limited to federal and state securities laws, on account of any communication or failure to communicate with respect to or in connection with any Plan.

                                     (c) No Plan, administrator of a Plan,
                       fiduciary with respect to a Plan or the Company and its Subsidiaries or any of their officers, directors, agents or employees, has taken any action, or failed to take any action, that could subject it or any other person to any liability for any excise tax or for a breach of fiduciary duty with respect to or in connection with any Plan.

                                     (d) All reports, forms and other documents
                       required to be filed, or advisable to be filed, with any governmental entity with respect to any Plan have been timely filed and are accurate and complete.

                                     (e) All contributions required to be made
                       to or with respect to each Plan have been completely and timely made. All such contributions have been fully deducted or can be currently deducted by the Company and its Subsidiaries for income tax purposes; such deductions have not been challenged or disallowed by any governmental entity; and neither the Company nor any Subsidiary has reason to believe that such deductions are not allowable. The Company and its Subsidiaries have not incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, with respect to any Plan subject to Title I of ERISA and/or Subchapter D of the Code.

                                     (f) All benefits and other payments
                       required to be made under any Plan have been completely and timely paid. No actual, or to the best of Sellers' knowledge, anticipated, threatened, or expected litigation or arbitration concerning or involving any Plan has existed except as described in Schedule 2.18 attached hereto. No complaints by any
                          -------------
                       governmental entity have been filed, are threatened or are expected with respect to any Plan. No claims have been made or, to the best of Sellers' knowledge, are expected to be made with respect to any bond or any fiduciary liability or other similar insurance with regard to the actions of any person in connection with any Plan, and no notice to any insurer under any such bond or policy with regard to any Plan has been given or, to the best of Sellers' knowledge, is expected to be given. No insurance policy with respect to any Plan has been rejected nor is any such bond or policy now subject to any qualification, condition or exclusion.

                                     (g) No Plan or any other person has or has
                       had any material liability to any Plan participant, beneficiary or any other person under any provision of ERISA or any other applicable law by reason of any action or failure to act in connection with any Plan, including but not limited to, any liability by reason of any payment of, or failure to pay, benefits or any other amounts, or by reason of any credit or failure to give credit for any benefits or rights, including but not limited to, vesting rights, in connection with any Plan.

                                     (h) With respect to any Plan other than a
                       Multiemployer Plan: (A) each funded Plan (whether or not subject to Title I of ERISA or Subchapter D of the Code) has sufficient assets to fund all vested and nonvested benefits earned or accrued thereunder, determined on a termination basis and utilizing actuarial factors which would be applied by the PBGC with respect to the termination of a Plan which is subject to Titles I and IV of ERISA and Subchapter D of the Code; and (B) for each unfunded Plan the Company has accrued on its consolidated financial statements sufficient reserves to fund all vested and nonvested benefits thereunder, utilizing where applicable such reasonable actuarial factors and assumptions as set forth on Schedule 2.18 attached
                                                   -------------
                       hereto.

                                     (i) The PBGC has not instituted any
                       proceeding to terminate any Plan which is subject to Title IV of ERISA and, to the best of Sellers' knowledge, no condition exists that presents a material risk that any such proceeding will be instituted.

                                     (j) No amount payable under any Plan will
                       fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                                     (k) With respect to each Plan that is
                       funded wholly or partially through an insurance policy, there is no liability under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other contractual or contingent liability arising wholly or partially out of events occurring prior to the date hereof.

                       2.18.4 Welfare Benefits. Unless otherwise specified
                              ----------------
               herein or agreed to in writing by Buyer, through the Closing, the Company and its Subsidiaries will maintain all Plans described in
               Schedule 2.18 attached hereto and any related insurance policies
               -------------
               or other funding or administrative arrangements presently in effect with respect to Employees, and will handle any claims or benefits thereunder in the ordinary course of business. The Company and its Subsidiaries shall be responsible for all claims made under a Welfare Plan before the Closing, whether paid before or after the Closing, and all claims made after the Closing Date that arise out of services provided through Closing.

                       2.18.5  Termination. Buyer shall not be required to
                               -----------
               continue any of the Plans following the Closing.

               2.19  Employees.

                       2.19.1 Except as set forth on Schedule 2.19 attached
                                                     -------------
               hereto, neither the Company nor any Subsidiary has entered into any collective bargaining agreements covering one or more Employees.

                       2.19.2 Except as set forth on Schedule 2.18 attached
                                                     -------------
               hereto or Schedule 2.19 attached hereto, the employment of each
                         -------------
               Employee may be terminated without such Employee becoming entitled to any benefit whatsoever (except for wages and benefits earned through the date of termination).

                       2.19.3 Except as set forth on Schedule 2.19 attached
                                                     -------------
               hereto, during the past 12 months the Company and its Subsidiaries have not, directly or indirectly, purchased, leased, acquired any property or obtained any services from, or sold, leased, disposed of any property or furnished any services to, or otherwise dealt with any Employee or any person, firm or corporation which, directly or indirectly, alone or together with other, controls, is controlled by or is under common control with any Employee, except with respect to remuneration for services rendered as a director, officer or employee of the Company or its Subsidiaries.

                       2.19.4 Except as set forth on Schedule 2.19 attached
                                                     -------------
               hereto, no part of the property or assets of any Employee or any person, individual or organization directly or indirectly related to any Employee is used by the Company and its Subsidiaries.

                       2.19.5 Except as set forth on Schedule 2.19 attached
                                                     -------------
               hereto, neither the Company nor any Subsidiary has encountered any actual or threatened Employee strike, work stoppage, slowdown or lockout, or had any material change in its relations with Employees for the three years prior to the date of this Agreement. No question concerning representation has been raised or is threatened with respect to the Employees.

                       2.19.6 No "leased employee", as that term is defined
               within the meaning of Section 414(n) of the Code, performs services for the Company and its Subsidiaries.

                       2.19.7 Except as set forth on Schedule 2.19 attached
                                                     -------------
               hereto, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former Employee or current or former officer or director of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement;
               (ii) accelerate the time or payment or vesting, or increase the amount of compensation due any such Employee, officer or director; or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                       2.19.8 The Company and each Subsidiary is currently and
               has always been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of wages and hours, and have not engaged in any unfair labor practice.

                       2.19.9 Neither the Company nor any Subsidiary (i) has
               taken any action which, alone or in conjunction with actions committed by the Company and its Subsidiaries prior to the Closing Date to be taken in the future, would constitute a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN") or applicable
                                                            ----
               state law; or (ii) has issued any notification of a "plant closing" or "mass layoff" required by WARN or by applicable state law.

               2.20 Other Contracts. Schedule 2.20 attached hereto sets forth a
                                     -------------
      purchase order backlog for the Company and its Subsidiaries as of August 31, 2001 and a list of all contracts, understandings and commitments (including, without limitation, mortgages, indentures and loan agreements) to which the Company or any Subsidiary is a party, or to which it or any of its assets or properties are subject, and which are not specifically referred to in the other Schedules attached hereto except for contracts which either (i) entail the delivery or receipt by the Company and its Subsidiaries of products or services having a value of $5,000 or less in the aggregate, or (ii) may be canceled by the Company or such Subsidiary without liability upon thirty (30) days or fewer written notice. True and complete copies of all such purchase orders and other contracts and complete descriptions of all oral understandings, if any, required to be referred to in the Schedules attached hereto (collectively, the "Contracts") have been provided to Buyer and its counsel.
       ---------

               2.21 No Breach or Default. Neither the Company nor any Subsidiary is in default under any Contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such Contract. Except as set forth on Schedule 2.21 attached hereto, Sellers
                                       -------------
      have no reason to believe that the parties to such Contracts will not fulfill their obligations under such Contracts in all material respects or are threatened with insolvency.

               2.22  Litigation.

                       2.22.1 Schedule 2.22 attached hereto sets forth a list
                              -------------
               and a summary description of all pending or, to the knowledge of Sellers, threatened actions, suits, proceedings, disputes or investigations by or against Sellers, the Company or its

               Subsidiaries or any of the Company's or its Subsidiaries' officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of the Company or its Subsidiaries or the transactions contemplated by this Agreement, setting forth, with respect to each action, suit, proceeding, dispute or investigation, (i) the reserves reflected in the Interim Financial Statements, if any, and (ii) the existence and extent of insurance coverage.

                       2.22.2 Except as set forth in Schedule 2.22 attached
                                                     -------------
               hereto, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Sellers, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Sellers, the Company or its Subsidiaries or any of their respective officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of the Company or its Subsidiaries or the transactions contemplated by this Agreement, nor does there exist any fact which might reasonably be expected to give rise to any such suit, proceeding, dispute or investigation.

                       2.22.3 Except as set forth on Schedule 2.22 attached
                                                     -------------
               hereto, neither the Company and its Subsidiaries nor any of their assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, which adversely affects or might reasonably be expected to affect the assets, properties, business operations, prospects, net income or financial condition of the Company and its Subsidiaries or which would or might reasonably be expected to interfere with the transactions contemplated hereby.

               2.23 Accounts Receivable. All trade accounts receivable of the Company and its Subsidiaries reflected in the Interim Financial Statements and all trade accounts receivable of the Company and its Subsidiaries arising between the Balance Sheet Date and the date hereof or the Closing Date have arisen or will arise in the ordinary course of business and represent or will represent bona fide indebtedness incurred by the applicable account debtor for goods held subject to delivery instructions or heretofore shipped or delivered pursuant to a contract of sale or for services heretofore performed by the Company and its Subsidiaries. To Sellers' knowledge no customer has any right of setoff or other counterclaim with respect to an account receivable. No customer obligated on any such account receivable has made any material warranty claim, and, to Sellers' knowledge, no such customer has any material warranty claim.

               2.24 Inventory. Except as set forth on Schedule 2.24 attached
                                                      -------------
      hereto, the inventories of the Company and its Subsidiaries reflected in the Financial Statements, or acquired by the Company and its Subsidiaries between the Balance Sheet Date and the date hereof or the Closing Date, are or will be carried at not in excess of the lower of cost or fair market value, and do not or will not include any such inventory which is not usable or saleable in the ordinary course of business of the Company and its Subsidiaries as heretofore conducted, in each case net of reserves provided therefor on such Interim Financial Statements in accordance with generally accepted accounting principles.

               2.25 Environmental Matters. Except as set forth in Schedule 2.25
                                                                  -------------
      attached hereto,

                       (i) the Company and its Subsidiaries have all licenses, permits, certificates, approvals, applications, registrations and other authorizations (collectively "Environmental Permits") which are required under all
                ---------------------
               Environmental Laws (as such term is hereinafter defined, for the operations of the Company and its Subsidiaries);

                       (ii) the Company and its Subsidiaries and their operations are in compliance with applicable Environmental Laws;

                       (iii) the Company and its Subsidiaries are not and have not been since December 31, 1995, subject to any judicial or administrative proceeding alleging the violation of Environmental Law;

                       (iv) none of the real property leased by the Company or its Subsidiaries (the "Real Property") is on the "CERCLIS" list
                                      -------------
               of hazardous waste sites or the "National Priorities List" of the U.S. Environmental Protection Agency, or any similar state list, or, to the knowledge of Sellers, is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material (as such term is hereinafter defined);

                       (v) neither the Company nor any Subsidiary has filed or provided any written or oral notice under any Environmental Law, including Section 103(a) or 103(c) of CERCLA, indicating the past or present treatment, storage or Release (as such term is hereinafter defined) of a Hazardous Material or reported a Release of a Hazardous Material;

                       (vi) to the Seller's knowledge, the Company and its Subsidiaries have no contingent or actual liability arising out of any Release of any Hazardous Material into the environment;

                       (vii) the Sellers know of no act by the Company or its Subsidiaries or condition of the Real Property which could give reasonably be expected to rise to liability of the Company and its Subsidiaries to any person or entity under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") or other Environmental Laws, nor has the Company nor
                 ------
               any Subsidiary received written notice or claim alleging such liability;

                       (viii) to the Sellers' knowledge, no Hazardous Material
               is present or has been Released on, at, beneath or near any of the Company's or any Subsidiary's past or present facilities or any surface waters or ground waters thereon or thereunder, in violation of applicable Environmental Laws;

                       (ix) the Company and its Subsidiaries do not own or operate, nor have they ever owned or operated, an underground or aboveground storage tank containing Hazardous Materials, nor is any such tank located on or in any of the Real Property;

                       (x) To Sellers' knowledge, the Company and its Subsidiaries have not sold or manufactured any product containing asbestos or polychlorinated biphenyls.

               As used herein, the term "Environmental Laws" shall mean all laws
                                         ------------------
      and regulations (federal, state, and local) relating to pollution or to the protection of public health, applicable to the property or the operations of the Company or any Subsidiary, or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), as they relate to Hazardous Materials, including without limitation (i) those laws and regulations relating to the Release or threatened Release of Hazardous Materials and to the manufacture, generation, management, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, (ii) duties or requirements arising out of common law with respect to Hazardous Materials, and (iii) judicial and administrative interpretations thereof.

               As used herein, the term "Hazardous Material" shall mean (i) any
                                         ------------------
      chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Environmental Law (including, without limitation, substances defined as "hazardous substances", "hazardous materials", or "hazardous waste" "pollutant or contaminant", "petroleum" or "natural gas liquids" in CERCLA, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes), and (ii) any asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, petroleum, petroleum products, oil, solid waste, pollutants, and other contaminants (whether or not regulated under any Environmental Law).

               As used herein, the term "Release" shall mean emitting,
                                         -------
      depositing, leaking, spilling, pumping, pouring, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

               2.26  Customers and Suppliers. Except as set forth in Schedule
                                                                     --------
     2.26 attached hereto,
     ----
                       (i) neither any Seller nor the Company and its Subsidiaries has received notice that, nor does any Seller or the Company and its Subsidiaries have any knowledge that, any customer of the Company and its Subsidiaries that has paid the Company and its Subsidiaries more than $50,000 in the aggregate for products and services curing the twelve months preceding the date hereof has discontinued or plans to discontinue doing business with the Company and its Subsidiaries;

                       (ii) the Company and its Subsidiaries do not have any outstanding purchase contracts or commitments or unaccepted purchase orders which are in excess of the normal, ordinary and usual requirements;

                       (iii) the Company and its Subsidiaries have not received
               payment for any services that the Company and its Subsidiaries will be required to perform after the Closing or for any products that the Company and its Subsidiaries will be required to manufacture or deliver after the Closing;

                       (iv) no supplier or subcontractor to the Company and its Subsidiaries has reduced its shipments of orders issued by the Company and its Subsidiaries, or threatened to discontinue supplying such items or services to the Company and its Subsidiaries on reasonable terms;

                       (v) neither any Seller nor the Company and its Subsidiaries has received notice that, nor does any Seller or the Company and its Subsidiaries have any knowledge that, any such supplier or subcontractor has discontinued or plans to discontinue doing business with the Company and its Subsidiaries on substantially the same terms as are consistent with its past practices; and

                       (vi) neither any Seller nor the Company and its Subsidiaries has received notice that, nor does any Seller or the Company and its Subsidiaries have any knowledge that, any such supplier or subcontractor has added or plans to add any additional distributors of such suppliers' or subcontractors' products or services within the Company's and its Subsidiaries' marketing areas.

               2.27 No Brokers. Neither any Seller nor the Company and its Subsidiaries have entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer or the Company and its Subsidiaries to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and neither any Seller nor the Company and its Subsidiaries is aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

               2.28 Certain Transactions. Except as set forth in Schedule 2.28,
                                                                 -------------
      there are no existing or pending transactions, nor are there any agreements or understandings, between the Company or any Subsidiary and any Seller or any of the officers or directors of the Company and its Subsidiaries, or any entity in which any Seller has a significant equity interest (an "affiliated entity"), or any person known by Sellers to be a
                    -----------------
      family member of any officer or director of the Company or an affiliated entity, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services or the sale, lease, licensing or use of any of the assets of or by the Company and its Subsidiaries, with or without adequate compensation, or to any indebtedness owed to or by the Company and its Subsidiaries, in any amount whatsoever. No existing or former shareholder, director or executive officer of the Company and its Subsidiaries has any claims against or disputed with the Company and its Subsidiaries which could result in the imposition of any liability or judgment against the Company and its Subsidiaries or require the Company and its Subsidiaries to make any payment or cease or alter any activities or business in which it is engaged.

               2.29 Accuracy of Information. To Sellers' knowledge, none of Sellers' representations, warranties or statements contained in this Agreement, in the Schedules and Exhibits hereto or in any other document delivered to Buyer in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF BUYER AND AZZ

      Buyer and AZZ, jointly and severally, hereby represent and warrant to Sellers as follows:

               3.1 Existence; Good Standing; Corporate Authority; Compliance with Law. Each of Buyer and AZZ (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified has not had and will not have a material adverse effect on AZZ or the Buyer or their respective assets, operations or financial position;
      (iii) has all requisite corporate power and authority to own its properties and carry on its business as now conducted; (iv) is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Buyer or AZZ is a party or is subject; (v) is not in violation in any material respect of any laws, ordinances, governmental rules or regulations to which it is subject; and
      (vi) to Buyer's and AZZ's knowledge, has obtained all licenses, permits or other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

               3.2  Authorization; Validity and Effect of Agreements.

                       3.2.1 The execution, delivery and performance of this
               Agreement and all agreements and documents contemplated hereby by Buyer and AZZ, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action.

                       3.2.2 This Agreement constitutes, and all agreements and
               documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of Buyer and AZZ enforceable against Buyer and AZZ in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshalling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                       3.2.3 The execution, delivery and performance of this
               Agreement by Buyer and AZZ does not, and the consummation by Buyer and AZZ of the transactions contemplated hereby will not
               (i) require the consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party; (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of Buyer or AZZ pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Buyer or AZZ is a party or by which it is bound; or (iii) violate or conflict with any provision of the bylaws or certificate of incorporation of Buyer or AZZ as amended to the date hereof.

               3.3 No Brokers. Neither AZZ, Buyer nor any of their respective affiliates has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of AZZ, of Buyer, the Company, or Sellers to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and neither AZZ, Buyer nor any of their respective affiliates is aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

               3.4 Shares. The AZZ Shares are duly authorized and, when issued in accordance with this Agreement, will be (a) validly issued, fully paid and nonassessable and (b) listed on the New York Stock Exchange.

               3.5 Public Information. The periodic filings made by AZZ pursuant to the 1934 Act since January 1, 2000 did not, at the time of filing thereof, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

                        SURVIVAL OF REPRESENTATIONS AND
                          WARRANTIES/INDEMNIFICATION

               4.1 Survival of Representations and Warranties. All representations and warranties by the Parties in Articles II and III hereof or in any other Article or Section hereof, shall survive delivery by the Parties of the consideration to be given by them hereunder, and shall survive the execution hereof, the Closing hereunder and the Closing Date, for the applicable period set forth in Section 4.4, provided that the representations and warranties in Section 2.11 shall expire on the Closing Date, it being the Parties intention that matters relating to Taxes shall be governed exclusively by Article VIII of this Agreement.

               4.2 Indemnification by Sellers. Upon the terms and subject to the conditions set forth in Sections 4.4 and 4.5 hereof and this Section 4.2, the Sellers agree to indemnify, defend, protect, save and hold harmless each Buyer Indemnitee (as such term is hereinafter defined) against, and to reimburse each Buyer Indemnitee on demand for, any and all Losses

      (as such term is hereinafter defined) made or incurred by or asserted against such Buyer Indemnitee, at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from any of the following ("Seller Indemnifiable Claims"):
                                            ---------------------------

                       (a) any inaccuracy or misrepresentation in, omission
               from, or breach or nonfulfillment of a surviving representation, warranty, term, provision, covenant or agreement on the part of any Seller contained in this Agreement or in any certificate or other instrument furnished or to be furnished by the Company or Sellers to Buyer pursuant hereto; or

                       (b) any and all claims, liabilities or obligations that
               arise out of, result from, or relate in any way to any or all employment plans, practices, decisions, actions, agreements, or proceedings undertaken by any Seller, the Company or any Subsidiary prior to or on the Closing Date in connection with persons employed or seeking to be employed by the Company or its Subsidiaries, including without limitation any and all claims liabilities or obligations that arise out of, result from, or relate to (x) any agreement, practice, decision, action, plan or proceeding described on Schedule 2.18 or Schedule 2.19 hereof, or
                                       -------------    -------------
               (y) the termination of any employment agreements entered into between the Company or any Subsidiary and any employee on or prior to Closing; or

                       (c) the termination of the lease agreement covering the
               real property located at 6747 South 65th West Avenue, Tulsa, Oklahoma; or

                       (d) any breach of the covenants contained in Section
               5.11.

               As used herein, the term "Losses" shall mean, with respect to any
                                         ------
      person or party, any actual payment, loss, liability, obligation, damage (including, without limitation, consequential, punitive, special or otherwise), deficiency, lien, judgment, cost or expense (including, without limitation, reasonable attorneys' and accountants' fees and expenses and court costs) of any kind, nature or description.

               As used herein, the term "Buyer Indemnitee" shall mean Buyer, any
                                         ----------------
      affiliate of Buyer, any person, party, corporation, partnership, firm or other entity with whom Buyer is affiliated or with whom Buyer has a partnership or joint venture relationship (a "Buyer Partner"), and any
                                                    -------------
      officer, director, shareholder, employee, agent, attorney, joint venturer, partner (limited or general), servant, representative, trustee, successor or assign of Buyer or of any Buyer Partner or of any affiliate of Buyer or any Buyer Partner.

               As used herein, the term "affiliate" shall mean, with respect to
                                         ---------
      any person or Party, (i) any person or Party controlling, controlled by or under common control with any such person or Party or (ii) any director or executive officer of any such person or Party or of any person or Party referred to in clause (i) of this paragraph.

               As used herein, the term "control" shall mean the possession,
                                         -------
      directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or Party, whether through the ownership of voting securities or voting interests, by contract or otherwise.

               4.3 Indemnification by Buyer. Upon the terms and subject to the conditions set forth in Sections 4.4 and 4.5 hereof and this Section 4.3, Buyer agrees to indemnify, defend, protect, save and hold harmless Sellers against, and will reimburse Sellers on demand for, any and all Losses made or incurred by or asserted against Sellers, at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from any inaccuracy or misrepresentation in, omission from, or breach or nonfulfillment of a surviving representation, warranty, term, provision, covenant or agreement on the part of Buyer contained in this Agreement or in any certificate or other instrument furnished or to be furnished by Buyer to Sellers pursuant hereto ("Buyer Indemnifiable
                                                      -------------------
      Claims").
      ------
               4.4 Limitations on Indemnification. Rights to indemnification under Section 4.2 or 4.3 hereof are subject to the following limitations:

                       (a) Except for Losses incurred by the Buyer Indemnitees
               with respect to Seller Indemnifiable Claims relating to any representation or warranty of Sellers set forth in Section 2.12 hereof, no amount shall be payable by Sellers in indemnification under Section 4.2 hereof until and unless the aggregate of all Losses incurred by all Buyer Indemnitees with respect to one or more Seller Indemnifiable Claims (other than Losses incurred by the Buyer Indemnitees with respect to Seller Indemnifiable Claims relating to any representation or warranty of Sellers set forth in Section 2.12 hereof) shall exceed $50,000.00 (the "Threshold"), and thereafter the Buyer Indemnitees shall be
                ---------
               entitled to indemnification under Section 4.2 hereof for all such Losses incurred by all Buyer Indemnitees in excess of the Threshold, to a maximum indemnification obligation of Nine Million Dollars ($9,000,000.00).

                       (b) With respect to any Losses incurred by any Buyer
               Indemnitee with respect to any Seller Indemnifiable Claim relating to any representation or warranty of Sellers set forth in Section 2.12 hereof, such Buyer Indemnitee shall be entitled to indemnification under Section 4.2 hereof for all such Losses incurred by such Buyer Indemnitee with respect to such Seller Indemnifiable Claim without limitation as to the amount of such Losses.

                       (c) Subject to Section 4.4(g) hereof, the obligations of
               Sellers under Section 4.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim relating to any representation or warranty of Sellers set forth in Section 2.18 hereof or any matter referred to in Section 4.2(b) hereof shall terminate on the fifth anniversary of the Closing Date.

                       (d) The obligations of Sellers under Section 4.2 hereof
               with respect to any Losses incurred by any Buyer Indemnitee with respect to Seller Indemnifiable Claims relating to any representation or warranty of Sellers set forth in Section 2.12, or 2.15.1, hereof shall not expire.

                       (e) Subject to Section 4.4(g) hereof, the obligations of
               Sellers under Section 4.2 hereof with respect to any Losses incurred by any Buyer Indemnitee with respect to any Seller Indemnifiable Claim relating to any representation or warranty of Sellers hereunder (other than any representation or warranty of Sellers set forth in

               Section 2.11, 2.12, 2.15.1 or 2.18 hereof) or any matter referred to in Section 4.2(c) or Section 4.2(d) hereof shall terminate on the third anniversary of the Closing Date.

                       (f) Subject to Section 4.4(g) hereof, the obligations of
               Buyer under Section 4.3 hereof with respect to any Losses incurred by any Seller with respect to any Buyer Indemnifiable Claim relating to any matter referred to in Section 4.3 hereof shall terminate on the fifth anniversary of the Closing Date.

                       (g) The foregoing provisions of this Section 4.4
               notwithstanding, if, prior to the termination of any obligation to indemnify, written notice of a Seller Indemnifiable Claim or a Buyer Indemnifiable Claim, as the case may be, is given by the Party seeking indemnification (the "Indemnified Party") to the
                                                   -----------------
               Party from whom indemnification is sought (the "Indemnifying
                                                               ------------
               Party") the Indemnified Party shall not be precluded from
               -----
               pursuing such claim breach, occurrence, other matter, or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the Seller Indemnifiable Claim or the Buyer Indemnifiable Claim, as the case may be, by reason of the termination otherwise provided for above in this
               Section 4.4, if any.

               4.5 Conditions of Indemnification. With respect to any actual or potential claim, any written demand, the commencement of any action, or the occurrence of any other event which involves a Seller Indemnifiable Claim or Buyer Indemnifiable Claim:

                       (a) Within twenty (20) days after the Indemnified Party
               first receives written documents pertaining to the Claim, or if such Claim does not involve a third party Claim (a "Third Party
                                                                   -----------
               Claim"), within twenty (20) days after the Indemnified Party
               -----
               first has actual knowledge of such Claim, the Indemnified Party shall give written notice to the Indemnifying Party of such Claim in reasonable detail and stating the amount involved, if known, together with copies of any written documents.

                       (b) The obligation of the Indemnifying Party to indemnify
               the Indemnified Party with respect to any Claim shall not be affected by the failure of the Indemnified Party to give the notice with respect thereto in the time frame specified in
               Section 4.5(a) hereof unless the Indemnifying Party has been materially prejudiced thereby.

                       (c) If the Claim involves a Third Party Claim, then the
               Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to defend (by litigation, settlement or other means of resolution) such Third Party Claim; provided, however, that if the chosen counsel determines that a
               --------  -------
               conflict of interest exists such that the chosen counsel cannot represent the Indemnified Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select separate counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such separate counsel. Notwithstanding the preceding sentence, the Indemnified Party may elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless of the outcome, and through counsel of its choice, to defend (by litigation, settlement or other means of resolution) such Third Party Claim. If the Indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to defend such Third Party Claim), then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such Third Party Claim. If the Indemnifying Party fails or refuses to defend to any Third Party Claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, through counsel of its choice, on behalf of and for the account and at the risk of the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the costs, expenses and attorney's fees incurred by the Indemnified Party in connection with such Third Party Claim; provided that the Indemnified Party shall not enter into any settlement or compromise of such Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. In any event, the Parties shall, and shall cause their respective affiliates to, fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution.

               4.6 Insurance Proceeds. Notwithstanding anything contained herein to the contrary, the amount of any Losses incurred or suffered by any Indemnified Party shall be calculated after giving effect to any insurance proceeds received by the Indemnified Party with respect to such Losses. If any such proceeds or recoveries are received by an Indemnified Party with respect to any Losses after an Indemnifying Party has made a payment to the Indemnified Party with respect thereto, the Indemnified Party (or such Affiliate) shall pay to the Indemnifying Party the amount of such proceeds or recoveries (up to the amount of the Indemnifying Party's payment).

               4.7 Indemnity Escrow. If the Buyer Indemnitees are entitled to indemnification for Losses under this Article IV, and the Sellers have not reimbursed the full amount of indemnifiable Losses within ten (10) days after written demand therefor from the Buyer, then the Buyer may demand that it be distributed from the Indemnity Escrow an amount equal to such unreimbursed Losses. Provided no dispute then exists as to any claim by Buyer to all or a portion of the Indemnity Escrow, the Indemnity Escrow will be released to Sellers on the final day of the eighteenth month following the Closing Date, and the Escrow Agreement shall thereupon terminate. To the extent a dispute does exist as to a good faith claim or claims of Buyer on such final day of the eighteenth month following the Closing Date, an amount equal to the actual or reasonably estimated Losses associated with such claim or claims will continue to be held in accordance with the provisions of this Agreement and the Escrow Agreement until such claim or claims have been fully resolved, at which time the balance of the Indemnity Escrow (if any) will be released to Sellers. Sellers' obligations under this Agreement shall not be affected by any termination of the Escrow Agreement. Earnings on the principal of the Indemnity Escrow from time to time shall be added to and become part of the Indemnity Escrow, and available for distribution to the Buyer to satisfy indemnifiable Losses that have not been reimbursed by Sellers, and to Sellers to the extent not so distributed to Buyer.

               4.8 Exclusive Remedy. From and after the Closing Date, the enforcement of the provisions of this Article IV shall be the sole and exclusive remedy of AZZ, Buyer and all other Buyer Indemnitees with respect to any claim against Sellers based on a breach of a representation or warranty made in connection with the sale of the Acquired Shares, or any liability or obligation of the Company or its Subsidiaries that arises from or relates to, in whole or in part, events occurring or circumstances existing as of or prior to the Closing; and AZZ and Buyer hereby waive any and all other causes of action that may otherwise exist at law or under applicable statutes and regulations.

               4.9. Claims Against the Company. Sellers hereby waive any and all claims or causes of action that they may have after the Closing Date at law or under applicable statutes and regulations against the Company relating in any way to the indemnities set forth in this Article IV.

                                   ARTICLE V

                        OTHER COVENANTS AND AGREEMENTS

               5.1  Restrictive Covenants/Proprietary Information.

                       5.1.1  Proprietary Information.
                              -----------------------

                                     (a) Certain Definitions. As used herein,
                                         -------------------
                       the term "Proprietary Information" means information,
                                 -----------------------
                       knowledge or data not generally known in the relevant trade or industry that was disclosed to or known by any Seller as a consequence of or through such Sellers' employment or any other relationship with the Company or any Subsidiary (including, without limitation, information conceived or developed by Sellers) about:

                                         (i)   the Company's or its Subsidiaries
                                     activities, services, products, computer programs and systems, trade secrets, formulas, designs, patterns, methods, machines, manufacturers, compositions, inventions, discoveries, customer records, processes, information relating to research, development, inventions, work performed or to be performed for Customers (as such term is hereinafter defined), contractual agreements, lists of past, current or prospective Customers, lists of employees and salary information, marketing plans, strategies, and forecasts;

                                         (ii)  any Customers' activities, plans,
                                     products, processes and services, including without limitation information relating to business operations, employee relations, finance, and product or service marketing;

                                         (iii)  any Vendors' (as such term is
                                     hereinafter defined) activities, plans,
                                     services, products and processes including, without limitation, information relating to business operations, employee relations, finance, and product or service marketing; and

                                  (iv) All information which any Seller has a
                              reasonable basis to know was created, modified or used and held secret by the Company or its Subsidiaries or that was accepted by the Company or its Subsidiaries from any third party under an obligation of confidentiality.

                              As used herein, the term "Customer" means any
                                                        --------
                   person or entity for whom the Company or any Subsidiary provided a product or services within the two (2) year period prior to the Closing Date.

                              As used herein, the term "Vendor" means any third
                                                        ------
                   party selling or licensing a product or service to a Customer or to the Company or any Subsidiary on or prior to the Closing Date.

                              (b)  Protection of Proprietary Information.
                                   -------------------------------------

                                  (i) Each Seller covenants and agrees that he, she or it shall not, at any time prior to or after the Closing Date, disclose any Proprietary Information to any person or entity, except in the course of such Seller's duties on behalf of Buyer or the Company and its Subsidiaries, and shall not use any Proprietary Information for the benefit of anyone or any entity (other than Buyer or the Company and its Subsidiaries) at any time.

                                  (ii) Each Seller covenants and agrees that,
                              upon request by Buyer or the Company on or after the Closing Date, he, she or it shall leave with or return to the Company (or Buyer if Buyer so requests) all documents, records, notebooks or any other repositories of any Proprietary Information, including any copies thereof that are then or later discovered to be in such Sellers' possession, whether such were developed or prepared by such Seller or by others.

                   5.1.2  Restrictive Covenants.
                          ---------------------

                              (a)  Customer Restriction. Each Seller covenants
                                   --------------------
                   and agrees that he, she or it shall not, for a period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date, working alone or in conjunction with one or more other persons or entities, for compensation or not, (i) provide or offer to provide to any Customer any product or service that is a competing product or service to that offered by the Company or its Subsidiaries immediately prior to the Closing, or (ii) induce or attempt to induce any Customer to withdraw, curtail or cancel its business with the Company or any Subsidiary or Buyer or in any manner adversely modify any actual or potential business relationship with Buyer, the Company or any Subsidiary.

                              (b)  Non-Raid. Each Seller covenants and agrees
                                   --------
                   that he, she or it shall not, for a period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date, working alone or in conjunction with one or more other persons or entities, for compensation or not, (i) recruit or otherwise solicit or induce any person or entity who is, on the Closing Date or thereafter, an employee or Vendor of the Company or any Subsidiary to terminate their employment with, or otherwise cease their relationship with, the Company, any Subsidiary or Buyer or any of their respective subsidiaries or affiliates, or (ii) hire, recruit or otherwise solicit any person who, within the six months immediately preceding the Closing Date, had been an employee of the Company or any Subsidiary.

                              (c)  Noncompetition. Each Seller covenants and
                                   --------------
                   agrees that he, she or it shall not, for a period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date, working alone or in conjunction with one or more other persons or entities, for compensation or not, engage in or carry on, directly or indirectly, either for herself or as a member of a partnership or other entity or as a stockholder, investor, officer or director of a corporation (other than Buyer or a subsidiary or affiliate of Buyer) or as an employee, agent, associate or contractor of any person, partnership, corporation or other entity (other than Buyer and/or any of its subsidiaries or affiliates), any business in competition with the business of the Company or any Subsidiary as carried on by the Company or such Subsidiary immediately prior to the Closing, but only for as long as such business is carried on by (i) Buyer and/or any of its subsidiaries or affiliates or (ii) any person, corporation, partnership, trust or other organization or entity deriving title from Buyer or any of its subsidiaries or affiliates to the assets and goodwill of the business being carried on by the Company or its Subsidiaries immediately prior to the Closing, in any county in United States. The Parties intend that the covenants contained in this Section 5.1.2(c) shall be deemed to be a series of separate covenants, one for each county in the United States set forth above and, except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 5.1.2(c).

                              (d)  Reformation. If, in any judicial proceeding,
                                   -----------
                   the court shall refuse to enforce all of the separate covenants contained in Section 5.1.2(a), 5.1.2(b) or 5.1.2(c) hereof because the time limit is too long, it is expressly understood and agreed between the Parties that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce all of the separate covenants contained in
                   Section 5.1.2(a), 5.1.2(b) or 5.1.2(c) hereof because they are more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Buyer or any of its subsidiaries or affiliates, it is expressly understood and agreed between the Parties that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

                   5.1.3   Injunctive Relief. Each Seller acknowledges that a
                           -----------------
             breach of Section 5.1.1 or 5.1.2 hereof would cause irreparable damage to Buyer, and in the event of any Seller's actual or threatened breach of the provisions of Section 5.1.1 or 5.1.2 hereof, Buyer shall be entitled to a temporary restraining order and an injunction restraining such Seller from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by such Seller. Nothing in this Agreement shall be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the offending Seller. Each Seller acknowledges that the restrictions set forth in Sections 5.1.1 and 5.1.2 hereof are reasonable in scope and duration, given the nature of the business of the Company and its Subsidiaries. Each Seller agrees that issuance of an injunction will not pose an unreasonable restriction on such Seller's ability to obtain employment or other work following the Closing Date.

             5.2   Conduct of the Business.

                   5.2.1   Affirmative Covenants. On and after the date hereof
                           ---------------------
             and until the Closing Date or the date, if any, on which this Agreement is earlier terminated and the Closing abandoned pursuant to Article VII hereof (the "Termination Date"), Company shall, and
                                         ----------------
             each Seller shall cause the Company and each Subsidiary to:

                              (i) conduct its operations according to its ordinary and usual course of business consistent with past practice; and

                              (ii) use all commercially reasonable efforts to preserve intact its business organization and goodwill, to keep available the services of its officers and directors, and to maintain satisfactory relationships with suppliers, distributors, manufacturer's representatives, licensors, licensees, customers, employees and others having business relationships with it.

                   5.2.2  Negative Covenants. Without limiting the generality of
                          ------------------
             the foregoing, and except for actions listed on Schedule 5.2
                                                             ------------
             attached hereto, without Buyer's prior written consent, the Company and its Subsidiaries shall not, and each Seller shall cause the Company and its Subsidiaries not to, on or after the date hereof and until the earlier of the Closing Date or the Termination Date:

                              (i) declare or pay any cash dividends on its outstanding shares of capital stock;

                              (ii) merge with, consolidate with, sell its assets to or acquire substantially all the assets or capital stock of, any other corporation or person, or enter into any other transaction not in the ordinary and usual course of its business;

                              (iii) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except that (A) it may incur trade accounts payable and operating expenses consistent with prior practice, (B) it may borrow under its existing revolving credit facility consistent with past practice, and (C) it may borrow under its existing revolving credit facility to satisfy the Company's or any Subsidiary's obligations under the Equity-Based Plans referenced in Section 5.11 below and to pay the balance of the Company's indebtedness to Charlie James;

                              (iv) make any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

                              (v)    create or amend any pension or profit
                   sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or any other fringe benefit plan or program;

                              (vi) amend its articles of incorporation or bylaws, as amended to the date hereof, except as may be necessary to carry out this Agreement or as required by law;

                              (vii) issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof;

                              (viii) grant, confer or award any options,
                   warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

                              (ix)   enter into any agreement or make any
                   undertaking which could be violated, or create obligations which could be accelerated, as a result of the sale of the Acquired Shares;

                              (x) make any material changes in any of their respective management employment arrangements; or

                              (xi) take any action that can reasonably be expected to cause any material adverse alteration of their assets, liabilities, customer relationships, supplier relationships or other relationships; or

                              (xii)  make or obligate itself to make any
                   capital expenditure in excess of $100,000 in the aggregate.

             5.3 Access to Information and Customers. Throughout the period prior to the earlier of the Closing Date or the Termination Date, the Company and each Subsidiary shall, and each Seller shall cause the Company and each Subsidiary to, (i) afford to Buyer and to its officers, employees, accountants, counsel and other authorized representatives reasonable access upon prior notice, throughout the period prior to the earlier of the Closing Date or the Termination Date, to the Company's and its Subsidiaries books and records and, after the existence of this Agreement has been publicly announced, to the Company's and its Subsidiaries facilities and properties; (ii) use its best efforts to cause its representatives to furnish to Buyer and to its authorized representatives such additional financial and operating data and other information in the Company's possession, control or otherwise readily available to the Company as to the Company's and its Subsidiaries' businesses and properties as Buyer or its duly authorized representatives may from time to time reasonably request; and (iii) after the existence of this Agreement has been publicly announced, permit Buyer and its representatives reasonable access to the Company's and its Subsidiaries' major customers, and Buyer and its authorized representatives shall have the right to contact such customers and conduct such due diligence investigation relating to customer relations as Buyer deems reasonably necessary or appropriate.

             5.4 Acquisition Proposals. None of the Company, any Subsidiary or any Seller shall, directly or indirectly, through any officer, director, agent, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise, (i) solicit, initiate or encourage submission of inquiries, proposals or offers from any person, corporation, partnership or other entity or group other than Buyer and its affiliates (a "Third Party"), relating to any acquisition or purchase of
                     -----------
      all or a portion of the assets of, or any equity interest in, the Company or any Subsidiary; or (ii) participate in any discussions or negotiations regarding, or furnish to any Third Party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing. The Company and each Seller shall promptly notify Buyer of any such proposal or offer, or if any inquiry or contact with any Third Party with respect thereto, is made, and shall in any such notice set forth in reasonable detail the identity of the Third Party and the terms and conditions of such inquiry, proposal or offer.

             5.5 Public Announcements. Until the existence of this Agreement has been publicly disclosed, neither any Seller nor Buyer shall disclose the terms of this Agreement or the fact that negotiations have or will take place to anyone except those officers, employees and professional advisors who (i) have a need to know such information and (ii) are informed of its confidentiality. After the existence of this Agreement has been publicly disclosed, the Parties shall mutually agree as to the timing, content and wording of any other public disclosure or press release regarding the transactions contemplated hereby in a separate writing signed by both parties; provided, however, upon execution of this
                                      --------  -------
      Agreement, Buyer shall be entitled to issue such press releases or make any public statements concerning the Agreement or the transactions contemplated hereby required or advisable under any applicable law or by any governmental authority having jurisdiction over such matters with such content and wording as Buyer shall in its sole discretion deem appropriate.

             5.6 Costs and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

             5.7 Notification of Certain Matters. The Company and Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers and the Company, of either of the following which comes to the attention of such Party: (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such Party contained herein to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date; and (ii) any material failure of the Company, Sellers or of Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

             5.8 Best Efforts. Each Party to this Agreement hereby agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to fulfill the conditions to Closing which are reasonably within such Party's control.

             5.9 Execution of Additional Documents. Each Party will at any time, and from time to time after the Closing Date, upon request of any other Party, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further action, as may be required to carry out the intent of this Agreement, and to transfer and vest title to any Acquired Shares being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Acquired Shares sold, granted, assigned, transferred, delivered and conveyed pursuant hereto; provided,
                                                                     --------
      however, that this Agreement shall be effective regardless of whether any
      -------
      such additional documents are executed.

             5.10  Guaranty of Receivables. At the Closing, Sellers shall
                   -----------------------
      execute and deliver to Buyer a Guaranty in the form set forth as Exhibit C
                                                                       ---------
      hereto (the "Receivables Guaranty"), under the terms of which Sellers
                   --------------------
      shall unconditionally guarantee that all indebtedness represented by the accounts and notes receivable of the Company and its Subsidiaries as of the Closing Date (other than notes receivable from employees of the Company or its Subsidiaries and net of the reserve for doubtful accounts) as reflected on the Audited Financial Statements will be paid by the respective account debtors to the Company and its Subsidiaries. In the event such net indebtedness is not paid before the first anniversary of the Closing Date, Sellers shall, jointly and severally, within ten days following receipt from Buyer of written notice to such effect, make payment to Buyer of an amount in cash equal to the difference between such net indebtedness and the amount collected in respect of such accounts and notes receivable, whereupon Buyer shall promptly cause the Company and its Subsidiaries to assign to Sellers without recourse to Buyer (by an instrument of assignment reasonably satisfactory to Sellers) all rights, claims, actions or causes of action which Company may have relating to any such unpaid receivables. If the Company or any Subsidiary thereafter receives payment for any unpaid receivables which have been assigned to Sellers, Buyer shall cause the Company or such Subsidiary to remit to Sellers the amount of any such payment. Following the Closing Date, Buyer shall cause the Company or its Subsidiaries to send statements to the account debtors or note makers, write letters and make telephone calls seeking payment in a manner reasonably consistent with the past practices of AZZ. The Company and its Subsidiaries shall not be obligated to commence a suit to enforce payment of any accounts or notes receivable or undertake any extraordinary collection efforts.

             5.11 Phantom Stock Plan and Certain Indebtedness. Prior to the Closing, the Company shall, and each Seller shall cause the Company to,
      (i) terminate the Company's and its Subsidiaries' phantom stock plan and other equity-based compensation plans (collectively, the "Equity-Based
                                                                ------------
      Plans") and satisfy all of the Company's and its
      -----

      Subsidiaries' obligations under the Equity-Based Plans, and (ii) pay the full amount of indebtedness of the Company and its Subsidiaries to Charlie James.


                                  ARTICLE VI

                             CONDITIONS OF CLOSING

             6.1 Buyer's Conditions of Closing. The obligations of Buyer to purchase and pay for the Acquired Shares shall be subject to and conditioned upon, at Buyer's option, the satisfaction at the Closing (or prior thereto, to the extent provided below) of each of the following conditions:

                   6.1.1 All representations and warranties of Sellers contained herein shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made as of the Closing Date and the Company and Sellers shall have performed all agreements and covenants and satisfied all conditions on their part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and Buyer shall have received a certificates of Sellers, dated the Closing Date, to both such effects.

                   6.1.2 As of the Closing, there shall have been no material adverse change since the Balance Sheet Date in the financial condition, business or affairs of the Company or any Subsidiary, and neither the Company nor any Subsidiary shall have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its assets, properties or business, and Buyer shall have received a certificate of Sellers, dated the Closing Date, to such effect.

                   6.1.3 Sellers shall have delivered the written resignations, effective on the Closing Date, of all members of the Board of Directors and all officers of the Company and its Subsidiaries.

                   6.1.4 Sellers shall have delivered to Buyer certificates and other instruments representing all Acquired Shares, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Buyer), together with all other documents necessary or appropriate to validly transfer the Acquired Shares to Buyer free and clear of all Encumbrances.

                   6.1.5 Buyer shall have received from Thompson Coburn LLP, counsel for Sellers, an opinion reasonably satisfactory to Buyer.

                   6.1.6 The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, Bank of America, N.A.).

                   6.1.7 No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                   6.1.8 There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

                   6.1.9 Sellers shall have delivered to Buyer a certificate, dated the Closing Date, of the Company's corporate secretary certifying:

                              (i)  resolutions of the Company's Board of
                   Directors approving and adopting this Agreement and all transactions contemplated hereby and authorizing the Company's execution of this Agreement and the execution, performance and delivery by the Company of all agreements, documents and transactions contemplated hereby; and

                              (ii) the incumbency of the Company's officers
                   executing this Agreement and all agreements and documents contemplated hereby.

                   6.1.10 Buyer shall have completed an investigation of the business, contracts, legal documents, assets and financial books and records of the Company and its Subsidiaries, and Buyer shall be satisfied in its sole and absolute discretion with the results thereof, provided that the condition shall expire September 30, 2001 if not previously invoked by Buyer.

                   6.1.11 GL shall have executed and delivered an Employment and Noncompetition Agreement in the form attached hereto as Exhibit
                                                                         -------
             D ("GL Employment Agreement").
             -   -----------------------

                   6.1.12 John Petitto and Keith Deaton shall have executed and delivered an Employment and Noncompetition Agreement in the form attached hereto as Exhibit E (the "Other Employment Agreements").
                                ---------       ---------------------------

                   6.1.13 Manufacturing Realty Associates, Inc. shall have executed and delivered a Purchase Agreement for the real property located at Highway 54 and Route BB, Fulton, Missouri in the form attached hereto as Exhibit F (the "Fulton Lease").
                                ---------       ------------

                   6.1.14 Tiger Real Estate Investments, L.L.C. shall have executed and delivered the Lease Agreement for the real property located at 9490 North Ridgeway St, Tulsa, Oklahoma in the form attached hereto as Exhibit G (the "Tulsa Lease").
                                ---------       -----------

                   6.1.15 Sellers shall have executed and delivered the Receivables Guaranty.

                   6.1.16 Buyer shall have obtained bank or other debt financing from Bank of America, N.A. or other financial institution in an amount sufficient to pay to Sellers the consideration for the Acquired Shares and upon such other terms and conditions satisfactory to Buyer, provided that this condition shall expire October 15, 2001 if not previously invoked by Buyer.

                   6.1.17 The Company and its Subsidiaries shall have retired all of their indebtedness to Charlie James.

                   6.1.18 The Company shall have delivered evidence satisfactory to Buyer that the Equity-Based Plans have been terminated and all of the Company's and its Subsidiaries' obligations thereunder have been satisfied.

                   6.1.19 Buyer shall have received a letter from Allegiant Bank setting forth the aggregate amount due and owing by the Company and its Subsidiaries to Allegiant as of the Closing Date (including any accrued interest and prepayment penalties) and wiring instructions for the payment of such indebtedness.

             6.2 Sellers' Conditions of Closing. The obligation of Sellers to sell the Acquired Shares shall be subject to and conditioned upon, at Sellers' option, the satisfaction at the Closing of each of the following conditions:

                   6.2.1 All representations and warranties of Buyer contained herein shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to the performed or satisfied by the Closing Date pursuant to the terms hereof, and Sellers shall have received a certificate of Buyer, signed by an authorized officer of Buyer and dated the Closing Date, to both such effects.

                   6.2.2 Buyer shall have effected payment of the Closing Payment, as adjusted to the Closing Date, in accordance with
              Section 1.2.1 hereof, and AZZ shall have issued and delivered to Sellers certificates representing the AZZ Shares.

                   6.2.3 Buyer shall have delivered to the Company and Sellers a certificate, dated the Closing Date, of Buyer's corporate secretary certifying:

                              (i)  resolutions of its Board of Directors
             approving and adopting this Agreement and all transactions contemplated hereby and authorizing Buyer's execution of this Agreement and the execution, performance and delivery by it of all agreements, documents and transactions contemplated hereby; and

                              (ii) the incumbency of its officers executing this
             Agreement and all agreements and documents contemplated hereby.

                   6.2.4 Sellers shall have received from Kelly, Hart & Hallman (a professional corporation), counsel for Buyer, an opinion, reasonably satisfactory to Sellers.

                   6.2.5 The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

                   6.2.6 No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                   6.2.7 There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on the Company and Sellers.

                   6.2.8 Buyer shall have executed and delivered the GL Employment Agreement.

                   6.2.9 Buyer shall have executed and delivered the Other Employment Agreements for each of the individuals identified in
             Section 6.1.12.

                   6.2.10 Buyer shall have executed and delivered the Fulton Lease.

                   6.2.11  Buyer shall have executed and delivered the Tulsa
             Lease.

                                  ARTICLE VII

                          TERMINATION AND ABANDONMENT

             7.1 Reasons for Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time after the date hereof but not later than the Closing:

                   7.1.1 by the mutual written agreement of Buyer and a majority-in-interest of the Sellers; or

                   7.1.2 by Buyer upon written notice to Sellers' Representative at any time after November 30, 2001 if, by that date, the conditions set forth in Section 6.1 hereof (other than Sections 6.1.9 and 6.1.15) shall not have been fulfilled or waived; or

                   7.1.3 by Buyer upon written notice to Sellers' Representative at any time on or before September 30, 2001 if, by that date, the conditions set forth in Section 6.1.9 shall not have been fulfilled or waived; or

                   7.1.4 by Buyer upon written notice to Sellers at any time on or before October 15, 2001 if, by that date, the conditions set forth in Section 6.1.15 shall not have been fulfilled or waived; or

                   7.1.5 by Sellers upon written notice to Buyer at any time after November 30, 2001 if, by that date, the conditions set forth in Section 6.2 hereof shall not have been fulfilled or waived through no fault of Sellers;

                   7.1.6 by Buyer at any time if there has been a material adverse change in the business, financial condition, or results of operations of the Company and its Subsidiaries after the date hereof; or

                   7.1.7 by Buyer upon written notice to Sellers at any time if there has been a material breach of any representation or warranty made by the other Parties herein or in any certificate or other document delivered pursuant hereto or if there has been any failure by the other Parties to perform in all material respects all obligations or to comply with all covenants and agreements on their part to be performed hereunder, which breach or failure has continued for a period of fifteen (15) days after delivery of written notice from Buyer to Sellers specifying such breach or failure; or

                   7.1.8 by a majority-in-interest of the Sellers upon written notice to Buyer at any time if there has been a material breach of any representation or warranty made by AZZ or Buyer herein or if there has been any failure by AZZ or Buyer to perform in all material respects all obligations or to comply with all covenants and agreements on their part to be performed hereunder, which breach or failure has continued for a period of fifteen (15) days after delivery of written notice from a majority-in-interest of the Sellers to Buyer specifying such breach or failure.

             7.2 Procedure Upon and Effect of Termination. In the event of any termination and abandonment pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given to the other Parties and the transactions contemplated hereby shall thereupon be terminated and abandoned, without further action by Buyer or by the Company and Sellers, and there shall be no liability on the part of any of the Company, Sellers, Buyer or their respective officers, directors or shareholders to proceed to the Closing. Notwithstanding the foregoing, if the Closing does not occur because any Party wrongfully fails to tender performance at the Closing or otherwise materially breach this Agreement prior to the Closing, the non-breaching Parties shall be entitled to receive from the breaching Party (or breaching Parties, jointly and severally) all reasonable out-of-pocket expenses (including reasonable attorneys' and accountants' fees and expenses) incurred by the non-breaching Parties in connection with the transactions contemplated hereby, and the non-breaching Parties shall have available any and all legal or equitable remedies for breach of this Agreement.

                                  ARTICLE VIII

                                   TAX MATTERS

             8.1   Sellers' Indemnity for Taxes.

                   8.1.1 Taxes Covered by Indemnity. From and after the Closing Date, Sellers shall jointly and severally indemnify and hold harmless each Buyer Indemnitee against the following Taxes and against any Losses incurred in contesting or otherwise in connection with any such Taxes: (i) any Taxes imposed on the Company or any of the Subsidiaries with respect to taxable years or periods ending on or before the Closing Date; (ii) with respect to taxable years or periods beginning before the Closing Date and ending after the Closing Date, any Taxes imposed on the Company or any of the Subsidiaries which are allocable, pursuant to Section 8.2 below, to the portion of such taxable year or period ending on the Closing Date (an "Interim Period")
                                                             --------------
      (Interim Periods and any taxable years or periods that end on or prior to the Closing Date being referred to collectively hereinafter as "Pre-
                                                                      ----
      Closing Periods"); (iii) any Taxes imposed on any member of any affiliated
      ---------------
      group (other than the Company or the Subsidiaries) with which the Company or any of the Subsidiaries files or has filed a Tax Return on a consolidated, combined or unitary basis for a taxable year or period ending on or before the Closing Date; (iv) any Taxes required to be paid or reimbursed by Sellers under Section 8.3 or Section 8.4 hereof (to the extent such Taxes have not been paid by Sellers); (v) any Taxes or additional Taxes imposed on any Buyer Indemnitee as a result of a breach of the representations and warranties set forth in Section 2.11 of this Agreement or of the covenants contained in this Article VIII; and/or (vi) any Taxes or other payments required to be made after the date hereof by the Company or any of the Subsidiaries to any party under any Tax sharing, indemnity or allocation agreement (whether written or unwritten).

                   8.1.2 Limitation on Indemnity; Refunds. Notwithstanding anything in Section 8.1.1 to the contrary, to the extent that Sellers are obligated to make payments of Taxes pursuant to Section 8.1.1, (i) Sellers' obligation shall be reduced by any estimated Taxes paid by Company prior to the Closing Date and any Taxes that have been fully accrued or reserved for on the books and records of the Company and taken into account in the Audited Financial Statements to the extent such items apply to the Taxes that would otherwise be due from Sellers under Section 8.1.1, and (ii) Sellers shall have no indemnification obligation with respect to Taxes that result from any Tax election made by the Company or Buyer on or after the Closing Date. To the extent that Buyer, the Company or any of the Subsidiaries receives any refund of Taxes paid by the Company or any of the Subsidiaries or by Sellers to Buyer pursuant to
      Section 8.1.1 for any Tax period or portion of a Tax period ending on or before the Closing Date, Buyer shall pay, or cause to be paid, to Sellers an amount equal to such refund. Any payments made pursuant to this Section
      8.1.2 shall be treated for all purposes as an adjustment to the total consideration for the Acquired Shares; provided, however, that if the
                                             --------  -------
      amount of such refund is subsequently redetermined, adjusted or disallowed, Sellers shall return the amount by which the refund is disallowed or reduced, plus applicable interest, if any, due and payable with respect to such amount. In addition, Buyer shall retain, and shall not be required to pay over to Sellers, the amount of any refund (or portion thereof) that is accrued for on the books and records of the Company or any of the Subsidiaries and taken into account in the Audited Financial Statements.

             8.2 Apportionment of Taxes. In order to apportion appropriately any Taxes relating to any taxable year or period that includes an Interim Period, the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Tax Authority to treat for all purposes, the Closing Date as the last day of the taxable year or period of the Company, and such Interim Period shall be treated as a short taxable year and a Pre-Closing Period for purposes of this Article VIII. In any case where applicable law does not permit the Company to treat the Closing Date as the last day of the taxable year or period of the

      Company with respect to Taxes that are payable with respect to an Interim Period, the portion of any such Tax that is allocable to the portion of the Interim Period ending on the Closing Date shall be:

                     (a) in the case of Taxes that are either (i) based upon or related to income or receipts, or (ii) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, which are covered under Section 8.4 of this Agreement), deemed equal to the amount which would be payable if the taxable year or period ended on the Closing Date (except that, solely for purposes of determining the marginal tax rate applicable to income or receipts during such period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account, if appropriate, for an equitable sharing of such Taxes); and

                     (b) in the case of Taxes not described in subparagraph (a)
             above that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the relevant Interim Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire relevant period.

             8.3 Preparation of Tax Returns. Sellers shall prepare and file, or cause to be prepared and filed, any and all Tax Returns required to be filed by the Company or any of the Subsidiaries on or prior to the Closing Date (after giving effect to any valid extensions of the due date for filing any such Tax Returns). All such Tax Returns shall be prepared in a manner consistent with the prior Tax Returns of the Company or the Subsidiaries, as the case, unless otherwise required under applicable law. Sellers shall timely pay (or cause to be timely paid) all Taxes shown as due and owing on all such Tax Returns. Buyer shall prepare and file, or cause to be prepared and filed, any and all other Tax Returns required to be filed by the Company. Subject to its right to indemnification under
      Section 8.1 above, Buyer shall pay (or cause to be paid) all Taxes shown as due and owing on all such Tax Returns. Sellers, the Company, the Subsidiaries and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and each of the Sellers recognize that Sellers and Sellers' agents and other representatives will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company and/or the Subsidiaries to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, each of Buyer, the Company and each of the Subsidiaries agree
      (i) to use all reasonable efforts to properly retain and maintain such records until such time as the Sellers' Representative agrees that such retention and maintenance is no longer necessary (but in no event longer than the later of six years after the Closing Date or the end of any contest referred to in Section 8.5 below) and (ii) to allow Sellers and Sellers' agents and other representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Sellers, their agents and other representatives may deem necessary or appropriate form time to time, such activities to be conducted during normal business hours and at the Sellers' expense.

             8.4 Transfer and Conveyance Taxes. Sellers shall be jointly and severally liable for and shall pay all applicable sales, transfer, recording, deed, stamp and other similar taxes, including, without limitation, any real property transfer or gains taxes (if any), resulting from the consummation of the transactions contemplated by this Agreement.

             8.5 Contests. Buyer shall promptly notify the Sellers' Representative in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding involving the Company or any of the Subsidiaries which, if determined adversely to the taxpayer, could be grounds for indemnification under Section 8.1.1 above; provided, however, that a failure to give such notice will not
             --------  -------
      affect a Buyer Indemnitee's right to indemnification hereunder, except to the extent, if any, that, but for such failure, Sellers, the Company, the Subsidiaries or the Buyer could have contested in timely fashion the Tax liability in question. In the case of an audit or administrative or judicial proceeding that relates to any Pre-Closing Period, provided that within 30 days after the Sellers' Representative receives the written notice from Buyer required under this Section 8.5 and prior to taking any action with respect to such audit or administrative or judicial proceeding, the Sellers' Representative acknowledges in writing the Sellers' joint and several liability under Section 8.1 above to hold the Buyer Indemnitees harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding, the Sellers' Representative shall have the right at the Sellers' expense to control the conduct of such audit or proceeding; provided, however, that neither the
                                           --------  ------
      Sellers nor the Sellers' Representative shall settle or otherwise compromise (or agree to settle or compromise) any issue or matter without Buyer's prior written consent, which consent shall not be unreasonably withheld. Buyer also may participate in such audit or proceeding at its own expense. If the Sellers' Representative does not assume the defense of any such audit or proceeding, Buyer may, without any effect to its or any other Buyer Indemnitee's right to indemnification under Section 8.1 above, defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding. Except as provided otherwise in this Section 8.5, Buyer shall control at its own expense any and all audit, administrative and judicial proceedings related to the Company, the Subsidiaries or their Taxes.

             8.6 Time of Payment. Payment of any amounts due under Article VIII in respect of Taxes shall be made by Sellers at least three business days before the due date of the applicable estimated or final Tax Return required to be filed by Buyer on which is required to be reported income for an Interim Period for which Seller are responsible under Sections 8.3 or 8.4 of this Agreement, without regard to whether the relevant Tax Return shows overall net income or loss for such period, or, with respect to any other indemnity payments due under Section 8.1 of this Agreement, within three business days following a settlement or compromise of an assessment of a Tax by a Tax Authority or a "determination" as defined in
      Section 1313(a) of the Code. If liability under this Article VIII is in respect of costs or expenses other than Taxes, payment by Sellers of any amounts due under this Article VIII shall be made within five business days after the date that the Sellers' Representative has been notified by Buyer that the Sellers are liable for a determinable amount under this Article VIII and the Sellers' Representative is provided with calculations or other materials supporting such liability.

             8.7 Termination of Sellers' Indemnity Obligations for Taxes. Notwithstanding any provision herein to the contrary, the obligations of Sellers to indemnify and hold harmless each Buyer Indemnitee pursuant to
      Section 8.1 above shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (after giving effect to any waiver, mitigation or extension thereof).

             8.8 Tax Elections. From and after the date hereof, no Seller shall, without the prior written consent of Buyer (which may not unreasonably withhold such consent), make or revoke, or cause or permit to be made or revoked, any Tax election, or adopt or change any method of accounting, that would adversely affect the Company or any of the Subsidiaries.

             8.9 Tax Sharing Agreements. As of the Closing Date, any and all Tax sharing, indemnity or allocation agreements shall terminate as between the Company or any of the Subsidiaries, on the one hand, and any of the Sellers and/or any affiliate of any Seller, on the other hand, and, after the date hereof, no Taxes or other amounts shall be paid or reimbursed by the Company under any such agreement, regardless of the taxable year or period for which such Taxes are imposed, and the provisions of this
      Article VIII shall govern thereafter.

             8.10 Resolution of Disagreements. If the Sellers' Representative and Buyer disagree as to the amount for which Buyer, the Company or the Subsidiaries and the Sellers are liable under this Article VIII, the Sellers' Representative and Buyer shall promptly consult with each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within 30 days of the date of such consultation, such dispute shall be submitted to a big-five accounting firm which is mutually acceptable to Buyer and the Sellers' Representative to act as an arbitrator to resolve all points of disagreement concerning Tax matters with respect to this Agreement.

             8.11 Exclusive Remedy. Any and all claims for the indemnification of Taxes, or the indemnification of any costs or expenses related thereto or incurred in respect thereof (collectively, "Tax Claims"), shall be
                                                     ----------
      governed solely by this Article VIII, and Article IV of this Agreement shall not apply to such Tax Claims.

                                  ARTICLE IX

                                 MISCELLANEOUS

             9.1 Notices. Any notice, consent, approval, request, demand, declaration or other communication required hereunder shall be in writing to be effective and shall be given and shall be deemed to have been given if (i) delivered in person with receipt acknowledged, (ii) telexed or telecopied and electronically confirmed to the numbers stated below, if any, (iii) deposited into the custody of a nationally recognized overnight courier for next day delivery, or (iv) placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, in each case addressed as follows:

             If to Buyer, AZZ or (after the Closing) the Company:

                     Arbor-Crowley, Inc.
                     c/o AZZ incorporated
                     400 North Tarrant
                     Crawley, Texas 76036
                     Attention: David H. Dingus, Chief Executive Officer Facsimile #: 817/297-4621
                     Confirming #: 817/297-4361

                     Copy to:

                     F. Richard Bernasek, Esq.
                     Kelly, Hart & Hallman (a professional corporation) 201 Main Street
                     Suite 2500
                     Fort Worth, Texas 76102
                     Facsimile #: 817/878-9280
                     Confirming #: 817/878-3509

             If to Sellers:

                     John C. Lippincott
                     4355 Twin Oaks Lane
                     Fulton, Missouri 65251

                     Diane L. Reich
                     309 Plantation Drive
                     Mandeville, Louisiana 70448

                     Norene L. Bennett
                     3669 Flad Avenue
                     St. Louis, Missouri 63110

                     Olin Garwood Lippincott Revocable Trust
                     2023 Honeysuckle Lane
                     Jefferson City, Missouri 65109

                     Cynthia J. Lippincott Revocable Trust
                     2023 Honeysuckle Lane
                     Jefferson City, Missouri 65109

                     Gar Lippincott, as Sellers' Representative
                     2023 Honeysuckle Lane
                     Jefferson City, Missouri  65109
                     Facsimile No.: 573-642-6844
                     Confirming No.: 573-642-6811, Ext. 49

                     In each case with a copy to:

                     Ronald E. Haglof
                     Thompson Coburn LLP
                     One Firstar Plaza
                     St. Louis, Missouri 63101
                     Facsimile #: 314-552-7000
                     Confirming #: 314-552-6000

             If to the Company (prior to Closing):

                     Central Electric Company
                     P.O. Box 310
                     Highway 54 and Route BB
                     Fulton, Missouri  65251
                     Attention: Gar Lippincott
                     Facsimile #: 573-642-6844
                     Confirming #: 573-642-6811, x49

      or at such other address as may be substituted by giving the other Parties not fewer than five business days' advance written notice of such change of address in accordance with the provisions hereof. The giving of any notice required hereunder may be waived in writing by the Party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, delivered and received on the date on which personally delivered with receipt acknowledged or telecopied or telexed and electronically confirmed, or 48 hours after being deposited into the custody of a nationally recognized overnight courier for next day delivery, or five business days after the same shall have been placed in the federal mail as aforesaid. Failure or delay in delivering copies of any consent, notice, demand, request, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

             9.2 Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, executors, administrators and permitted assigns. Notwithstanding anything contained herein to the contrary, nothing in this Agreement is intended to confer on any person (other than the Parties, the Indemnitees (but only with respect to Article IV hereof), or their respective heirs, successors, executors, administrators and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

             9.3 Entire Agreement. This Agreement, together with the Exhibits, Schedules and other agreements and documents contemplated hereby, constitutes the final written expression of all of the agreements between the Parties, and is a complete and exclusive statement of those terms. Except as specifically included or referred to herein, this Agreement and the Exhibits, Schedules and other agreements and documents contemplated hereby supersede all prior understandings, negotiations and agreements concerning the matters specified herein. Any representations, promises, warranties or statements made by any Party that differ in any way from the terms of this written Agreement, and the Exhibits, Schedules and other agreements and documents contemplated hereby, shall be given no force or effect (except as specifically included or referred to herein). The Parties specifically represent, each to the others, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision hereof shall be binding upon any Party unless made in writing and signed by the Party against which such modification or addition is to be enforced.

             9.4 Governing Law. THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

             THIS AGREEMENT HAS BEEN EXECUTED, ACCEPTED AND DELIVERED AND IS PERFORMABLE IN TARRANT COUNTY, TEXAS, AND ANY SUIT, PROCEEDING OR ACTION ARISING OUT OF OR INVOLVING THIS AGREEMENT SHALL BE IN TARRANT COUNTY, TEXAS. SELLER EXPRESSLY WAIVES ANY OBJECTION AND RIGHT TO CONTEST SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION, AND VENUE OF EITHER A TEXAS STATE COURT OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, FORT WORTH DIVISION, TO DECIDE ANY CLAIMS BROUGHT BY BUYER OR SELLER IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT.

             9.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Party execute the same counterpart, so long as identical counterparts are executed by all Parties.

      Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple signature pages affixed thereto constitutes an original counterpart instrument. All of such counterpart signature pages shall be read as though one and they shall have the same force and effect as if all of the Parties had executed a single signature page.

             9.6 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of reference only, and shall be given no substantive or interpretive effect whatsoever.

             9.7 Waivers. Any Party may, by written notice to the other Parties, (i) extend the time for the performance of any of the obligations or other actions of the other Parties hereunder; (ii) waive any inaccuracies in the representations or warranties of the other Parties contained herein or in any other agreement or document delivered pursuant hereto; (iii) waive compliance with any of the conditions or covenants of the other Parties contained herein; or (iv) waive performance of any of the obligations of the other Parties hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant hereto, including without limitation any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. No failure or delay on the part of any Party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing among the Parties, shall operate as a waiver of such right, privilege, power or remedy; nor shall any single or partial waiver or exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of such right, privilege, power or remedy, or the exercise of any other right, privilege, power or remedy. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the Party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

             9.8 Incorporation of Exhibits and Schedules. All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

             9.9 Severability. If for any reason whatsoever, any one or more of the provisions hereof shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions hereof illegal, inoperative, unenforceable or invalid. Furthermore, in lieu of each such illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement, a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision as may be possible and as shall be legal, valid, enforceable and operative.

             9.10 Assignability. Neither this Agreement nor any of the Parties' rights hereunder may be assigned or otherwise transferred by any Party prior to the Closing without the prior written consent of the other Parties; provided, however, that Buyer's, or its successors' or assigns',
               --------  -------
      rights hereunder may be assigned or otherwise transferred, in whole or in part, without any other Party's consent, (i) to any subsidiary or affiliate of Buyer; (ii) to any successor by merger or consolidation; (iii) by way of collateral assignment to any bank, financial institution, individual, partnership, corporation or other entity providing any financing to Buyer, its successors or assigns; or (iv) to any individual, partnership, corporation or other entity deriving title from Buyer, or its successors or assigns, to the Acquired Shares.

             9.11 Drafting. The Parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one Party. The Parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any Party against another.

             9.12 References. The use of the words "hereof", "herein", "hereunder", "herewith", "hereto", "hereby", and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, or paragraph of this Agreement, unless the context clearly indicates otherwise.

             9.13 Calendar Days, Weeks and Months. Unless otherwise specified herein, any reference to "day", "week", or "month" herein shall mean a calendar day, week or month, and a "business day" shall mean any day other than a Saturday, Sunday, or legal holiday in the State of Texas or Missouri.

             9.14 Gender; Plural and Singular. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender had been used.

             9.15 Cumulative Rights. Except as provided in Section 4.7 with respect to claims after Closing, all rights and remedies specified herein are cumulative and are in addition to, not in limitation of, any rights or remedies the Parties may have by statute, at law, in equity, or otherwise, and all such rights and remedies may be exercised singularly or concurrently.

             9.16 No Implied Covenants. Each Party, against the other, waives and relinquishes any right to assert, either as a claim or as a defense, that any other Party is bound to perform or liable for the nonperformance of any implied covenant or implied duty or implied obligation.

             9.17 Attorneys' Fees. The prevailing Party in any dispute between the Parties arising out of the interpretation, application or enforcement of any provision hereof shall be entitled to recover all of its reasonable attorneys' fees and costs whether suit be filed or not, including without limitation costs and attorneys' fees related to or arising out of any trial or appellate proceedings.

             9.18 Indirect Action. Where any provision hereof refers to action to be taken by any person or Party, or which such person or Party is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person or Party.

             9.19 Schedules and Exhibits. The Parties acknowledge that, as of the date this Agreement has been executed, the forms of Exhibits have not been finalized and the final Schedules have not been delivered to or accepted by the Buyer. The Parties shall continue to negotiate in good faith to complete the Exhibits and Schedules hereto as promptly as practicable. If for any reason the Parties, as of September 30, 2001, have been unable to agree on the forms of any Exhibit or the Buyer is not satisfied with the matters disclosed in the Schedules, then either the Buyer or a majority-in-interest of the Sellers may terminate this Agreement upon written notice to the other, with the effect set forth in
      Section 7.2.

             9.20 Tax Treatment. Buyer and Sellers agree to treat all payments made by such party to or for the benefit of the other party under the indemnity provisions of this Agreement (including, without limitation, the indemnity provisions contained in Article IV and Article VIII) as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

                                 BUYER:

                                 ARBOR-CROWLEY, INC.

                                 By:    /s/ Dana Perry
                                    ------------------------------------
                                 Name:  Dana Perry
                                      ----------------------------------
                                 Title: Secretary
                                        --------------------------------


                                 THE COMPANY:

                                 CENTRAL ELECTRIC COMPANY

                                 By:    /s/ O. Garwood Lippincott
                                    ------------------------------------
                                 Name:  O. Garwood Lippincott
                                       ---------------------------------
                                 Title: President
                                       ---------------------------------


                                 SELLERS:

                                 /s/ John C. Lippincott
                                 ---------------------------------------
                                 JOHN C. LIPPINCOTT

                                 /s/ Diane L. Reich
                                 ---------------------------------------
                                 DIANE L. REICH

                                 /s/ Norene L. Bennett
                                 ---------------------------------------
                                 NORENE L. BENNETT


                                 OLIN GARWOOD LIPPINCOTT REVOCABLE TRUST

                                 By:    /s/ O. Garwood Lippincott
                                    ------------------------------------
                                    O. Garwood Lippincott, as Trustee

                                 CYNTHIA J. LIPPINCOTT REVOCABLE TRUST


                                 By:    Cynthia J. Lippincott
                                    ------------------------------------
                                    Cynthia J. Lippincott, as Trustee

                                 AZZ:

                                 AZZ INCORPORATED

                                 By:    /s/ Dana Perry
                                     -----------------------------------
                                 Name:  Dana Perry
                                      -------------------------------
                                 Title: Secretary
                                       ------------------------------

                            Index of Defined Terms
                            ----------------------

Acquired Shares...........................................................    1
Adjustment Escrow.........................................................    2
affiliate.................................................................   29
affiliated entity.........................................................   26
Agreement.................................................................    1
Audited Financial Statements..............................................    2
Average Price.............................................................    2
AZZ.......................................................................    1
Balance Sheet Date........................................................   12
Business Property Rights..................................................   17
Buyer.....................................................................    1
Buyer Indemnifiable Claims................................................   30
Buyer Indemnitee..........................................................   29
Buyer Partner.............................................................   29
CERCLA....................................................................   24
CL........................................................................    1
Closing...................................................................    9
Closing Date..............................................................    9
Closing Payment...........................................................    2
Company...................................................................    1
Contracts.................................................................   22
control...................................................................   29
Customer..................................................................   34
Deposit...................................................................    2
Disadvantageous Condition.................................................    6
DR........................................................................    1
Employee..................................................................   17
Encumbrances..............................................................   15
Environmental Laws........................................................   25
Environmental Permits.....................................................   24
Equity-Based Plans........................................................   39
ERISA.....................................................................   17
Escrow Agent..............................................................    2
Escrow Agreement..........................................................    2
Financial Statements......................................................   12
Fulton Lease..............................................................   41
GL Employment Agreement...................................................   41
Hazardous Material........................................................   25
Indemnified Party.........................................................   31
Indemnifying Party........................................................   31
Indemnity Escrow..........................................................    2
Interim Financial Statements..............................................   12
Interim Period............................................................   45
IRS.......................................................................   14

                            Index of Defined Terms
                            ----------------------

JL........................................................................    1
Leases....................................................................   15
Losses....................................................................   29
Material Adverse Effect...................................................   10
NB........................................................................    1
Noncompetition Consideration..............................................    4
OG........................................................................    1
Other Employment Agreements...............................................   41
Parties...................................................................    1
Party.....................................................................    1
PBGC......................................................................   18
Pension Plan..............................................................   17
Plan......................................................................   17
Pre-Closing Periods.......................................................   45
Proprietary Information...................................................   33
Purchase Price............................................................    1
Real Property.............................................................   24
Receivables Guaranty......................................................   39
Release...................................................................   25
Securities Act............................................................    6
Seller....................................................................    1
Seller Indemnifiable Claims...............................................   29
Sellers...................................................................    1
Sellers' Representative...................................................    3
Shares....................................................................    2
Shelf Registration Statement..............................................    6
Subsidiaries..............................................................   11
Subsidiary................................................................   11
Tax.......................................................................   14
Tax Authorities...........................................................   14
Tax Authority.............................................................   14
Tax Claims................................................................   48
Tax Return................................................................   14
Tax Returns...............................................................   14
Taxes.....................................................................   14
Termination Date..........................................................   36
Third Party...............................................................   38
Third Party Claim.........................................................   31
Tulsa Lease...............................................................   41
Vendor....................................................................   34
Violation.................................................................    8
WARN......................................................................   22
Welfare Plan..............................................................   18

                     AMENDMENT TO STOCK PURCHASE AGREEMENT
                     -------------------------------------


     This Amendment to Stock Purchase Agreement (the "Amendment") is entered
                                                      ---------
into as of the 31/st/ day of October, 2001 by and among AZZ incorporated, a Delaware corporation ("AZZ"), Arbor-Crowley, Inc., a Delaware corporation
                       ---
("Buyer"), Central Electric Company, a Missouri corporation (the "Company"), and
  -----                                                           -------
John C. Lippincott ("JL"), the Cynthia J. Lippincott Revocable Trust ("CL"), the
                     --                                                --
Olin Garwood Lippincott Revocable Trust ("GL"), Diane L. Reich ("DR") and Norene
                                                                 --
L. Bennett ("NB"). JL, CL, GL, DR and NB are hereinafter referred to each
             --
individually as a "Seller" and collectively as the "Sellers". AZZ, Buyer,
                   ------                           -------
Sellers and the Company are hereinafter referred to each individually as a "Party" and collectively as the "Parties."
 -----                           -------

     WHEREAS, the parties have entered into a Stock Purchase Agreement dated as of September 6, 2001 (the "Purchase Agreement"), pursuant to which Buyer has agreed to acquire all of the issued and outstanding stock of the Company;

     WHEREAS, the parties desire to memorialize certain modifications to the terms of the Purchase Agreement; and

     WHEREAS, capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises, the provisions and the respective covenants and agreements set forth in this Amendment and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

          1. The schedules annexed hereto as Exhibit A shall constitute the final schedules to the Purchase Agreement.

          2. Notwithstanding Section 1.2.1(c) of the Purchase Agreement, the issue price of the AZZ Shares shall be $18.50 per share.

          3. Notwithstanding the provisions of Section 5.2.2 or any other provision of the Purchase Agreement, AZZ and Buyer hereby consent to the distribution, prior to Closing, by Central Electric Manufacturing Company ("CEMCO") to the Company, and the subsequent distribution by the Company to the Sellers, of all rights and claims of any kind that CEMCO may have against Trabue Hansen & Hinshaw, of Columbia, Missouri, or any officer, director, partner or professional associated with such firm, and the respective successors, assigns, heirs and personal representatives of any of the foregoing.

          4. Section 2.22.2 of the Purchase Agreement is hereby amended by the addition of the following sentence at the end thereof: "Each claim or potential claim set forth in Schedule 2.22 is covered by a policy of insurance listed in
Schedule 2.16, and the amount of such insurance is adequate to cover the liability that may arise with respect to such claim or potential claim, net of the applicable deductible."

          5. Section 4.2 of the Purchase Agreement is hereby amended by the addition of a new subparagraph (e), which shall read as follows:

               (e) any liability or obligation of the Company or any Subsidiary arising under any Environmental Law with respect to (i) the real property and operations previously operated by the Company or any such Subsidiary at 901 Business Highway 54, Fulton, Missouri, and at 6747 South 65/th/ West Avenue, Tulsa, Oklahoma, and/or (ii) any Release of Hazardous Materials or violation or potential violation of Environmental Laws which is referenced in the Phase I Environmental Assessment Report or in the consultant's letters identified in Part A) of Schedule 2.25 attached to this Agreement.

For the avoidance of doubt, (i) the limitations of Section 4.4(a) shall apply with respect to claims under Section 4.2(e), and (ii) any claim for indemnification under Section 4.2(e) must be asserted within the three year time frame specified in Section 4.4(e) of the Purchase Agreement.

          6. Except as modified hereby, the Purchase Agreement remains in full force and effect. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one instrument.

         [The balance of this page has been left blank intentionally]

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

                                      BUYER:

                                      ARBOR-CROWLEY, INC.

                                      By:    /s/ Dana Perry
                                         ---------------------------------------
                                      Name:  Dana Perry
                                           -------------------------------------
                                      Title: Secretary
                                            ------------------------------------


                                      THE COMPANY:

                                      CENTRAL ELECTRIC COMPANY

                                      By:    /s/ O. Garwood Lippincott
                                         ---------------------------------------
                                      Name:  O. Garwood Lippincott
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------


                                      SELLERS:

                                      /s/ John C. Lippincott
                                      ------------------------------------------
                                      JOHN C. LIPPINCOTT

                                      /s/ Diane L. Reich
                                      ------------------------------------------
                                      DIANE L. REICH

                                      /s/ Norene L. Bennett
                                      ------------------------------------------
                                      NORENE L. BENNETT


                                      OLIN GARWOOD LIPPINCOTT REVOCABLE TRUST

                                      By:    /s/ O. Garwood Lippincott
                                         ---------------------------------------
                                         O. Garwood Lippincott, as Trustee

                                      CYNTHIA J. LIPPINCOTT REVOCABLE TRUST


                                      By:    /s/ Cynthia J. Lippincott
                                         ---------------------------------------
                                         Cynthia J. Lippincott, as Trustee

                                      AZZ:

                                      AZZ INCORPORATED

                                      By:    /s/ Dana Perry
                                         ---------------------------------------
                                      Name:  Dana Perry
                                           -------------------------------------
                                      Title: Secretary
                                            ------------------------------------